Exhibit 10.23

        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

               _________________________________________

             ATLANTIC COAST AIRLINES HOLDINGS, INC.
                    ATLANTIC COAST AIRLINES

           _________________________________________




           __________________________________________
           __________________________________________


                                 AMENDED AND RESTATED
                   LOAN AND SECURITY AGREEMENT

                                Date: February 8,1999

                                        $50,000,000


                 __________________________________________
                 __________________________________________




                 __________________________________________

                            FLEET CAPITAL CORPORATION,
                            as Lender
                 __________________________________________

                       TABLE OF CONTENTS


                                                             Page

SECTION 1.                                     CREDIT  FACILITIES     -1-
          1.1                                   Revolver Loans.       -1-
          1.2                                      Bridge Loan.       -2-
          1.3      Letters of Credit; Letter of Credit Guaranties     -2-
          1.4                            Use of Proceeds of Loans     -4-

SECTION 2.                          INTEREST,  FEES  AND  CHARGES     -4-
          2.1                                            Interest     -4-
          2.2                                                Fees     -7-
          2.3                    Computation of Interest and Fees     -8-
          2.4                           Reimbursement of Expenses     -8-
          2.5                                        Bank Charges     -9-
          2.6                                         Illegality.     -9-
          2.7                                     Increased Costs     -10-
          2.8                                    Capital Adequacy     -11-
          2.9                                      Funding Losses     -11-
          2.10                                  Maximum Interest.     -12-
          2.11                  Limitation on Borrower's Payments     -13-

SECTION 3.                                  LOAN  ADMINISTRATION.     -13-
          3.1      Manner of Borrowing and Funding Revolver Loans     -13-
          3.2       Special Provisions Governing LIBOR Rate Loans     -14-

SECTION 4.                                               PAYMENTS     -15-
          4.1                       General Payment Provisions.       -15-
          4.2                       Payment of Principal of Loans     -15-
          4.3                                 Payment of Interest     -17-
          4.4                       Payment of Other Obligations.     -17-
          4.5               Mandatory Prepayments of Bridge Loan.     -17-
          4.6                    Optional Prepayments of Loans.       -17-
          4.7  Application of Payments and Collateral Proceeds.       -18-
          4.8                    Marshalling; Payments Set Aside.     -18-
          4.9           All Loans to Constitute One Obligation.       -18-
          4.10                                       Loan Account     -18-
          4.11                              Statements of Account     -19-

SECTION 5.                    TERM  AND  TERMINATION OF AGREEMENT     -19-
          5.1                                Term of Agreement.       -19-
          5.2                            Termination of Agreement     -19-

SECTION 6.                                    SECURITY  INTERESTS     -21-
          6.1                    Security Interest in Collateral.     -21-
          6.2                                   Other Collateral.     -21-
          6.3                Lien Perfection; Further Assurances.     -22-
          6.4                           Lien on Leasehold Estate.     -22-
          6.5                        Exclusion From Collateral.       -22-
          6.6           Release of Lien in Rotable Spare Parts.       -22-

SECTION 7.                             COLLATERAL  ADMINISTRATION     -23-
          7.1                                  General Provisions     -23-
          7.2.                         Administration of Accounts     -24-
          7.3               Administration of Rotable Spare Parts     -26-
          7.4                                  Payment of Charges     -26-

SECTION 8.                       REPRESENTATIONS  AND  WARRANTIES     -26-
          8.1.          General Representations and Warranties.       -26-
          8.2.Continuous Nature of Representations and Warranties.    -32-
          8.3.      Survival of Representations and Warranties.       -32-

SECTION 9.                 COVENANTS  AND  CONTINUING  AGREEMENTS     -32-
          9.1                               Affirmative Covenants     -32-
          9.2                                  Negative Covenants     -36-
          9.3                        Specific Financial Covenants     -38-

SECTION 10.                                CONDITIONS  PRECEDENT   -38-
          10.1Conditions Precedent to Initial Revolver Loan on Closing Date-38-10.2Conditions Precedent to All Loans and Letters of Credit and Letter
 of
          Credit Guaranties                                  -41-
          10.3                     Waiver of Conditions Precedent     -42-

SECTION 11.    EVENTS   OF   DEFAULT;  RIGHTS  AND  REMEDIES   ON
               DEFAULT                                       -42-
          11.1                                  Events of Default     -42-
          11.2                    Acceleration of the Obligations     -45-
          11.3                                     Other Remedies     -45-
          11.4                  Remedies Cumulative; No Waiver.       -46-

SECTION 12     MISCELLANEOUS                                 -47-
          12.1                                  Power of Attorney     -47-
          12.2                                          Indemnity     -48-
          12.3                            Survival of Indemnities     -48-
          12.4                          Modification of Agreement     -48-
          12.5                                       Severability     -49-
          12.6                          Successors and Assigns.       -49-
          12.7               Cumulative Effect; Conflict of Terms     -49-
          12.8                          Execution in Counterparts     -49-
          12.9                          Required Lender's Consent     -49-
          12.10                                            Notice     -49-
          12.11                               Credit Inquiries.       -50-
          12.12                                   Time of Essence     -50-
          12.13                                  Entire Agreement     -51-
          12.14                                    Interpretation     -51-
          12.15                   GOVERNING LAW; CONSENT TO FORUM     -51-
          12.16                                           WAIVERS     -51-




                      AMENDED AND RESTATED
                 LOAN  AND  SECURITY  AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 8th day of February, 1999, by and among ATLANTIC COAST AIRLINES ("Borrower"), a California corporation with its chief executive office and principal place of business at 515-A Shaw Road Sterling, Virginia 20166; and ATLANTIC COAST AIRLINES HOLDINGS, INC. ("Parent"; Borrower and Parent being herein collectively called the "Loan Parties" and, individually, a "Loan Party"), a Delaware corporation with its chief executive office and principal place of business at 515-A Shaw Road Sterling, Virginia 20166; and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 6100 Fairview Road Suite 200 Charlotte, North Carolina 28210 ("Lender"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

                       BACKGROUND STATEMENT

     The Loan Parties and Lender are parties to that certain Loan and Security Agreement, dated October 12, 1995, as amended by First Amendment thereto, dated June 1, 1997 (the "Existing Loan Agreement"), by which Lender has agreed to extend credit to Borrower. The Loan Parties have requested that Lender enter into certain amendments to the Existing Loan Agreement and Lender has agreed to such amendments, subject to all of the terms, conditions and provisions hereof. Effective on the date on which all of the conditions set forth in Section 10 hereof are satisfied and Lender makes the initial Loan hereunder (such date being herein called the "Closing Date"), this Agreement shall amend and restate in its entirety the Existing Loan Agreement, and shall represent the entire agreement between the Loan Parties and Lender with respect to the terms and conditions upon which Lender is to extend credit to Borrower from and after the Closing Date. Amounts in respect of interest, fees, and other amounts payable to or for the account of Lender shall be calculated (i) in accordance with the provisions of the Existing Loan Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date. On the Closing Date, all Loans outstanding under the Existing Loan Agreement shall be deemed Loans outstanding under this Agreement.

SECTION 1.CREDIT  FACILITIESSECTION 1.  CREDIT  FACILITIES

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of $50,000,000 available upon Borrower's request therefor as follows:

      1.1 Revolver Loans. 1.1 Revolver Loans. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to make Revolver Loans to Borrower from time to time, as requested by Borrower in the manner set forth in Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of the Revolver Facility Amount or the Borrowing Base at such time. The Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, a Base Rate Loan, a Daily LIBOR Loan or a LIBOR Loan upon the terms set forth herein. Upon the Closing Date, all Revolver Loans outstanding under the Existing Loan Agreement shall, without the necessity of any further action by Borrower or Lender, be deemed Revolver Loans outstanding under this Agreement.

      1.2 Bridge Loan. 1.2 Bridge Loan. Lender agrees, provided no Default or Event of Default exists and subject to the provisions of Section 10 below, to make Bridge Loan Advances under the Bridge Loan to Borrower, as requested by Borrower in the manner set forth in Section 3.1 hereof, up to a maximum amount of Bridge Loan Advances made in the amount of $15,000,000, which shall be repayable in accordance with the terms of Section
4.2.2 of this Agreement and the Bridge Note and shall be secured by all of the Collateral. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Bridge Loan. Each Bridge Loan Advance shall, at the option of Borrower, be made or continued as, or converted into, a Base Rate Loan, a Daily LIBOR Loan or a LIBOR Loan, upon the terms set forth herein.

      1.3   Letters  of  Credit; Letter of  Credit  Guaranties1.3
Letters of Credit; Letter of Credit Guaranties.

           1.3.1 Issuance of Letters of Credit and Letter of Credit Guaranties. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to issue its, or cause to be issued its Affiliate's Letters of Credit and Letter of Credit Guaranties, as requested by Borrower, provided that the Letter of Credit Amount at any time shall not exceed $15,000,000 and no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Upon the Closing Date, all Letters of Credit and Letter of Credit Guaranties outstanding under the Existing Loan Agreement, including, without limitation, the Bond Letter of Credit and the Bond Letter of Credit Guaranty, shall, without the necessity of any further action by Borrower, Lender or Lender's Affiliates, be deemed Letter of Credit and Letter of Credit Guaranties outstanding under this Agreement.

          1.3.2 Reimbursement Obligations. All indebtedness, liabilities or obligations whatsoever arising or incurred in connection with any Letters of Credit or Letter of Credit
Guaranties  shall  be  incurred solely  as  an  accommodation  to
Borrower and for Borrower's account. Borrower hereby unconditionally agrees to reimburse Lender for the total amount of all sums paid by Lender on Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection with the same, immediately upon the date of payment by Lender. Any such sum paid or liability incurred by Lender in connection with any Letter of Credit or Letter of Credit Guaranty shall, at Lender's option, if not reimbursed by Borrower on the date paid or incurred by Lender, be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Base Rate Loans.

           1.3.3 Rights and Remedies. In the event that, coincident with or subsequent to the occurrence of, and during the continuance of, a Default or an Event of Default, Lender becomes aware of the possibility of a draw, or enforcement of Lender's obligations, under a Letter of Credit or Letter of Credit Guaranty, Lender, at its option, may, but shall not be required to, pay Borrower's obligations to the beneficiary or holder of such Letter of Credit or Letter of Credit Guaranty directly to such beneficiary or holder, and, in such event, the amount of any such payment made by Lender shall be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Base Rate Loans. Additionally, in the event of Borrower's failure to reimburse Lender for the total amount of all sums paid by Lender on Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection therewith, Lender, in addition to its rights under the Code and under this Agreement, shall be fully subrogated to the rights and remedies of the issuer of the Letter of Credit under any agreement made with Borrower relating to the issuance of such Letter of Credit, each such agreement being incorporated herein by reference, and Lender shall be entitled to exercise all such rights and remedies thereunder and under law in such regard as fully as if it were the issuer of the Letter of Credit. If any Letter of Credit is drawn upon to discharge any obligation of Borrower to the beneficiary of such Letter of Credit, in whole or in part, Lender shall be fully subrogated to the rights of such beneficiary with respect to the obligation of Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

             1.3.4 Indemnification. Borrower hereby unconditionally agrees to indemnify Lender and hold Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to Letters of Credit or Letter of Credit Guaranties issued, established, opened or accepted for Borrower's account, and any drafts or acceptances thereunder, and all Letter of Credit Obligations incurred in connection therewith; provided, however, the foregoing shall not apply to losses, claims or liabilities arising out of Lender's gross negligence or willful misconduct. This indemnity shall survive the payment in full of all amounts payable to Lender hereunder and the termination of this Agreement.

            1.3.5 Termination. In the event that this Agreement is terminated for any reason by either party as herein provided, in addition to Lender's other rights under this Agreement, unless all outstanding Letters of Credit and Letter of Credit Guaranties are terminated or canceled and Lender and its Affiliates released from all liability thereunder, Lender shall be entitled to pay and discharge all Letter of Credit Obligations with respect to all outstanding Letters of Credit and Letter of Credit Guaranties which are not terminated or canceled, whether such Letter of Credit Obligations are absolute or contingent, and all sums paid by Lender in connection therewith shall be deemed to have been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Base Rate Loans.

      1.4  Use of Proceeds of Loans.  1.4     Use of Proceeds  of
Loans.   The  Borrower shall use the proceeds  of  the  Loans  as
follows:

                     (i) On the Closing Date, the proceeds of the initial Revolver Loan, together with other funds then available to Borrower, shall be used solely for the purposes of (i) refinancing all of the Indebtedness for Money Borrowed owed by Borrower to Fleet under the Existing Loan Agreement, and (ii) to the extent of the balance, paying the costs of the transactions contemplated by this Agreement;

                     (ii)  All  Revolver  Loans  made  after  the
     Closing Date shall be used solely for Borrower's general working capital needs in a manner consistent with the provisions of this Agreement and Applicable Law and for any other purposes not inconsistent with this Agreement; and

                     (iii)     The Bridge Loan Advances shall  be
     used solely by Borrower to finance, or to reimburse the Authority for the financing of, the costs of the development, construction and related construction expenses of a terminal facility located at the Dulles International Airport on land owned by the Authority.

SECTION 2.            INTEREST,   FEES   AND   CHARGESSECTION  2.
             INTEREST,  FEES  AND  CHARGES

     2.1  Interest2.1    Interest.

           2.1.1 Rates of Interest - Loans. Subject to the provisions of Section 2.1.6 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

                      (i)  For Loans made or outstanding as  Base
     Rate Loans, the Base Rate in effect from time to time plus the Applicable Percentage;

                     (ii)  For Loans made or outstanding as Daily
     LIBOR Loans, the Daily LIBOR Rate in effect from time to time plus the Applicable Percentage; or

                     (iii)      For Loans made or outstanding  as
     LIBOR Rate Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus the Applicable Percentage.

          2.1.2 Computation of Interest. Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone or in writing, and such Adjusted LIBOR Rate shall remain in effect throughout the applicable Interest Period. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rates of interest with respect to all Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided, however, that if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.

          2.1.3     Conversions and Continuations.

                      (i)    Borrower  may on any  Business  Day,
     subject to the giving of a proper Notice of Conversion/Continuation, elect to (a) continue all or any part of the principal amount of a LIBOR Rate Loan by selecting a new Interest Period therefor, to commence on the last day of the Interest Period immediately preceding such new Interest Period, or (b) convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing, and no conversion of any LIBOR Rate Loans into Base Rate Loans or Daily Rate Loans shall be made except on the last day of the Interest Period for such LIBOR Rate Loans.

                      (ii)   Whenever Borrower desires to convert
     or to continue Loans under Section 2.1.4(i) hereof, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing), substantially in the form of Exhibit B attached hereto (a "Notice of Conversion/Continuation"), signed by an authorized officer of Borrower, at least two (2) Business Days before the requested conversion or continuation date. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day), and whether the Loans are being converted into or continued as LIBOR Rate Loans (and, if so, the duration of the Interest Period to be applicable thereto), Daily LIBOR Loans or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Rate Loans to Base Rate Loans.

           2.1.4 Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Rate Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Loan, which interest period shall commence on the date such LIBOR Rate Loan is made and shall end 30, 60, 90 or 180 days thereafter; provided, however, that:

                      (i)    The  initial Interest Period  for  a
     LIBOR Rate Loan shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of LIBOR Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

                    (ii)   If any Interest Period would otherwise
     expire  on a day which is not a Business Day, such  Interest
     Period shall expire on the next succeeding Business Day;

                     (iii)    No  Interest  Period  shall  extend
     beyond the last day of the Original Term or the last day of any Renewal Term; and

                     (iv)     No Interest Period with respect  to
     any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal.

           2.1.5 Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Rate Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

            2.1.6 Default Rate of Interest. During the existence of an Event of Default, the principal amount of all Loans (and, to the extent permitted by Applicable Law, all accrued interest that is past due) shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

           2.1.7 Daily LIBOR Loans. Notwithstanding any provision to the contrary in this Agreement, the principal amount of Loans outstanding on any date shall be deemed to be Daily LIBOR Loans and shall bear interest at the rate otherwise provided herein with respect to Daily LIBOR Loans, if and to the extent that (i) Borrower shall request any such Loans to be Daily LIBOR Loans in a Notice of Borrowing, (ii) Borrower shall have converted an outstanding Base Rate Loan or LIBOR Rate Loan to a Daily LIBOR Loan pursuant to a Notice of Conversion/Continuation, or (iii) Borrower shall have failed to continue a LIBOR Rate Loan upon the expiration of an applicable Interest Period for a new Interest Period and shall not have elected to convert such LIBOR Rate Loan to a Base Rate Loan, in either case pursuant to a Notice of Conversion/Continuation. Lender shall have no obligation to notify Borrower on any date of the Daily LIBOR Rate effective for such date, unless requested to do so in writing by Borrower for a specific date (but in no event shall Lender be obligated to advise Borrower of the Daily LIBOR Rate more than once each week). Each determination of the Daily LIBOR Rate shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans bearing interest based upon the Daily LIBOR Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Daily LIBOR Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Daily LIBOR Rate becomes effective. The provisions of Section 2.1.5, 2.6 and 2.7 with respect to LIBOR Rate Loans (but specifically omitting
Section 2.9) shall apply to and govern the making and administration of Daily LIBOR Loans.

     2.2  Fees2.2   Fees.

          2.2.1 Closing Fee. Borrower shall pay to Lender a closing fee of $100,000 which shall be fully earned and non-refundable on the Closing Date and shall be paid concurrently with and from the proceeds of the initial Loan hereunder.

          2.2.2 Unused Line Fee. Borrower shall pay to Lender an unused line fee equal to the Applicable Percentage of the amount by which seventy-five percent (75%) of the aggregate of the Revolver Facility Amount exceeds the Average Monthly Revolver Loan and Letter of Credit Balance. The unused line fee shall begin to accrue on the Closing Date and shall be payable monthly in arrears on the first day of each calendar month after the Closing Date and upon the termination of this Agreement. The Revolver Facility Amount in effect on the Closing Date and on the first day of each month thereafter shall be used in the calculation of the unused line fee payable for the month in which the Closing Date occurs and each month thereafter.

           2.2.3 Letter of Credit and Letter of Credit Guaranty Fees. Borrower shall pay the following fees for all Letters of Credit and Letter of Credit Guaranties issued by Lender and its Affiliates pursuant to Section 1.3.1 hereof:

           (i) Fees to Bank in the amounts and on the dates as set forth in Section 2.03 of the Reimbursement Agreement;
     and

           (ii) Upon issuance of each other Letter of Credit and Letter of Credit Guaranty:

                         (a)   an issuance fee to Lender for
          the account of both Lender and its Affiliate that issues such other Letter of Credit equal to the greater of (1) $500 or (2) the Applicable Percentage of the undrawn amount of such Letter of Credit, payable in advance upon the issuance of each other Letter of Credit and Letter of Credit Guaranty and on each extension of the stated termination date thereof for so long as such other Letter of Credit and Letter of Credit Guaranty is outstanding; and

                          (b)   the reasonable and customary
          charges from time to time of the issuer of such other Letter of Credit with respect to the issuance, notification, amendment, transfer, administration, cancellation and conversion of, and drawings under, such other Letter of Credit, all of which shall be payable to Lender for the account of such issuer.

     All fees in connection with each Letter of Credit and Letter of Credit Guaranty as set forth in Sections 2.2.3(i) and (ii)(a) hereof shall be deemed fully earned upon the issuance of the Letter of Credit and Letter of Credit Guaranty and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

           2.2.4 Agency Fee. In the event that Lender sells any portion of the Loans and the Loan Documents to a
Participating Lender, then on the date that Borrower receives notice of such sale from Lender and on each anniversary of such date, Borrower shall pay to Lender an annual agency fee of $10,000 per year, which fee shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

           2.2.5 Interest on Unpaid Fees. Any amount of fees payable by Borrower to Lender that is not paid when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the rate applicable to the Revolver Loans that are Base Rate Loans, payable upon demand and on the date of payment in full.

           2.2.6 Audit and Appraisal Fees. Borrower shall reimburse Lender for all reasonable out-of-pocket costs and expenses from time to time incurred by Lender in connection with all audits and appraisals of Borrower's books and records and of the Collateral and such other matters related thereto as Lender shall deem appropriate; provided, however, for so long as no Default or Event of Default exists, the maximum amount of such audit and appraisal expenses for which Borrower shall be obligated to pay Lender for any Loan Year shall not exceed $8,000.

      2.3 Computation of Interest and Fees2.3 Computation of Interest and Fees. All interest, fees and other charges provided for in this Agreement shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day of receipt by Lender of such items in immediately available funds, and Lender shall be deemed to have received such item of payment on the date specified in Section
4.1 hereof.

       2.4    Reimbursement  of  Expenses2.4   Reimbursement   of
Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, or any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) reasonable charges for Persons whom Lender may engage from time to time during the existence of an Event of Default to render opinions concerning the books, records and financial condition of Borrower and its Subsidiaries and the condition and value of the Collateral; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents; provided, however, Borrower shall not be obligated for the expenses and costs of Lender set forth in this
Section 2.4(iii) in connection with any litigation, contest, dispute, suit, proceeding or action initiated by Lender or Borrower in which Borrower is ultimately the prevailing party;
(iv) the enforcement of the rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (v) any attempt by Lender to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral after the occurrence and during the continuance of an Event of Default; (vi) the filing and recording of the Deed of Trust and the financing statements and all other documents required by Lender to perfect Lender's Lien in the Collateral, and the conducting of searches in all filing offices at such intervals as Lender may reasonably determine to confirm the priority of Lender's Lien in the Collateral; and (vii) any documentary stamp tax or any other taxes incurred by Lender because of the filing or recording of the Deed of Trust or the financing statements or the other documents required by Lender to perfect Lender's Lien in the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to, and paid by, Borrower. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the Loan Documents.

      2.5 Bank Charges2.5 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of proceeds of Loans made by Lender to Borrower pursuant to this Agreement, (ii) the depositing for collection, by Lender of any Payment Item received or delivered to Lender on account of the Obligations, and (iii) the forwarding by Lender to any Participating Lender of any payments on the Obligations received by Lender. Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrower based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

     2.6 Illegality.2.6 Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Lender or any Participating Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan or (ii) at any time Lender or any Participating Lender reasonably determines that the making or continuance of any LIBOR Rate Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market or the position of Lender in such market, then, by written notice to Borrower, Lender may (a) declare that LIBOR Rate Loans will not thereafter be made by Lender, whereupon any request by Borrower for a LIBOR Rate Loan shall be deemed a request for a Base Rate Loan unless Lender's or such Participating Lender's declaration shall be subsequently withdrawn; and (b) require that all outstanding LIBOR Rate Loans made by Lender be converted to Base Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from Lender.

      2.7  Increased Costs2.7  Increased Costs.  If, by reason of
(i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any Applicable Law, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                    (a) Lender shall be subject to any Tax, duty or other charge with respect to any LIBOR Rate Loan or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for changes in the rate of Tax on the overall net income of Lender); or

                      (b)    any   reserve  (including,   without
     limitation, any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the actual cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Loans), or there shall be a reduction in the amount received or receivable by Lender, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender within ten (10) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount of amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.7, all references to Lender shall be deemed to include any Participating Lender and bank holding company or bank parent of Lender or any Participating Lender.

     2.8 Capital Adequacy2.8 Capital Adequacy. If after the date hereof Lender reasonably determines that (i) the adoption of any Applicable Law, rule, or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (ii) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or
(iii) compliance by Lender or its respective holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its respective holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material:

            (a) Lender shall promptly, after Lender's determination of such occurrence, give notice thereof to Borrower; and

            (b) Borrower shall pay to Lender, as an additional fee from time to time, within ten (10) Business Days after Lender's demand therefor, such amount as Lender certifies to be the amount that will compensate Lender for such reduction.

     A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.8, all references to Lender shall be deemed to include any Participating Lender and bank holding company or bank parent of Lender or any Participating Lender.

      2.9 Funding Losses.9 Funding Losses. Borrower shall reimburse Lender for any loss, cost, expense or liability (including, without limitation, any interest paid by Lender to lenders of funds borrowed by Lender to make or carry the LIBOR Rate Loans to the extent not recovered by Lender in connection with the re-employment of such funds) sustained or incurred by Lender if for any reason (other than a default by Lender): (i) a Borrowing of, or conversion to or continuation of, a LIBOR Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn); (ii) any repayment (including any conversions pursuant to Section 2.1.3 hereof) of any LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto; or (iii) Borrower defaults in its obligation to repay LIBOR Rate Loans when required by the terms of this Agreement. Borrower shall pay such amount within five (5) Business Days after presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall, except for manifest error, be final, conclusive and binding. For purposes of this Section 2.9, all references to Lender shall be deemed to include any Participating Lender and bank holding company or bank parent of Lender or any Participating Lender.

      2.10 Maximum Interest..10 Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section
2.1.1 of this Agreement, and in the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by
Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this subsection shall be deemed to be incorporated into every Loan
Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

      2.11 Limitation on Borrower's Payments.11 Limitation on Borrower's Payments. Notwithstanding anything contained in this Agreement to the contrary, Borrower shall not have any obligation to pay to Lender amounts owing under Sections 2.7 or 2.8 hereof if such amounts relate to any period which is more than ninety
(90) days prior to the date upon which the request for payment therefor is delivered to Borrower.

SECTION 3.           LOAN   ADMINISTRATION.SECTION 3.        LOAN
             ADMINISTRATION.

      3.1   Manner  of  Borrowing and Funding  Revolver  Loans3.1
Manner  of  Borrowing  and  Funding Revolver  Loans.   Borrowings
pursuant to Section 1.1 hereof shall be made and funded as follows:

          3.1.1.    Notice of Borrowing.

                     (i)   Whenever Borrower desires  to  make  a
     Borrowing under Section 1.1 or 1.2 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.4), Borrower shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit C attached hereto and signed by an authorized officer of
     Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m., Charlotte, North Carolina time, at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of all Base Rate Loans and Daily LIBOR Loans, and (b) at least two (2) Business Days prior to the requested funding date of such Borrowing in the case of LIBOR Rate Loans. Notices received after 11:00 a.m., Charlotte, North Carolina time, shall be deemed received on the next Business Day. All Loans made on the Closing Date shall be made as Daily LIBOR Loans and thereafter may be made or continued as or converted into Base Rate Loans, Daily LIBOR Loans or LIBOR Rate Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, which, in the case of a Bridge Loan Advance, shall be in a minimum amount of at least $500,000,
     (b)  the date of Borrowing (which shall be a Business  Day),
     (c) whether the Borrowing is to consist of Base Rate Loans, Daily LIBOR Loans or LIBOR Rate Loans, and the amount of each such Loan, and (d) in the case of LIBOR Rate Loans, the duration of the Interest Period to be applicable thereto. Borrower may not request any LIBOR Rate Loans or Daily LIBOR Loans if a Default or Event of Default exists.

                     (ii) Unless payment is otherwise timely made
     by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents, or under the Reimbursement Agreement, whether as principal, accrued interest, fees, expenses or other charges, including, without limitation, payments required to be made pursuant to Section 1.3.2 hereof and payments required to be made to Bank pursuant to Section 2.03 of the Reimbursement Agreement, shall be deemed irrevocably to be a request by Borrower for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees, expenses or other charges, and the proceeds of each such Revolver Loan may be disbursed by Lender by way of direct payment of the relevant Obligation. Within a reasonable time after the payment by Lender of any expenses or other charges that are not of a routine or administrative nature, Lender shall give Borrower notice thereof and send to Borrower (if available to Lender) any invoice or other supporting documentation for such fee or other charge.

                     (iii)      As  an accommodation to Borrower,
     Lender  may  permit telephonic requests for  Borrowings  and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 5:00 p.m., Charlotte, North Carolina time, on the same day. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by such Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

           3.1.2. Disbursement Authorization. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to
Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

      3.2   Special  Provisions  Governing  LIBOR  Rate  Loans3.2
Special Provisions Governing LIBOR Rate Loans.

           3.2.1 Number of LIBOR Rate Loans. In no event may the number of LIBOR Rate Loans outstanding in respect of the Loans at any time exceed six (6).

          3.2.2 Minimum Amount of each LIBOR Rate Loan. Each election of a LIBOR Rate Loan pursuant to Section 3.1.1(i), and each continuation of or conversion into a LIBOR Rate Loan pursuant to Section 2.1.4 hereof, shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

          3.2.3 LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by Lender pursuant to Sections 2.6 or 2.7 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in
Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

SECTION 4.          PAYMENTSSECTION 4.          PAYMENTS

      4.1 General Payment Provisions. 4.1 General Payment Provisions. All payments (including all prepayments) of the principal of, and interest on, the Loans and all of the other Obligations that are payable to Lender shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes. All payments received by Lender in immediately available funds on a Business Day for which Borrower shall have given Lender notice of its intent to make such payment no later than 12:00 o'clock noon, Charlotte, North Carolina, on such Business Day, shall be deemed to be made on the Business Day of receipt. If payment is received by Lender after such time, or if notice of Borrower's intent to make such payment is not given by Borrower or, if given, is given later than 12:00 o'clock noon, Charlotte, North Carolina time, then such payment shall be deemed to have been made on the next succeeding Business Day. If any payment under this Agreement or the other Loan Documents shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     4.2  Payment of Principal of Loans4.2   Payment of Principal
of Loans.

           4.2.1 Payment of Principal of Revolver Loans. The outstanding principal amounts of the Revolver Loans shall be due and payable as follows:

                     (i)   Any  portion  of  the  Revolver  Loans
     consisting of the principal amount of Base Rate Loans or Daily LIBOR Loans shall be paid by Borrower to Lender unless converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon the earlier of (a) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, or (b) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof.

                     (ii)  Any  portion  of  the  Revolver  Loans
     consisting of the principal amount of LIBOR Rate Loans shall be paid by Borrower to Lender, unless converted to a Base Rate Loan or Daily LIBOR Loan or continued as a LIBOR Rate
     Loan in accordance with the terms of this Agreement, upon the earlier of (a) the last day of the Interest Period applicable thereto or (b) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof. In no event shall Borrower be authorized to pay any LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto unless otherwise agreed in writing by Lender or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and Borrower pays to Lender concurrently with any prepayment of a LIBOR Rate Loan the amount due Lender under Section 2.9 hereof as a result of such prepayment.

                     (iii)      Notwithstanding anything  to  the
     contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrower shall, without the necessity of a demand, repay the outstanding Revolver Loans that are Base Rate Loans or Daily LIBOR Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all such Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans or Daily LIBOR Loans is not sufficient to cure the Overadvance Condition, then Borrower shall immediately either (a) deposit with Lender, for application to any outstanding Revolver Loans bearing interest as LIBOR Rate Loans as the same become due and payable at the end of the applicable Interest Periods, cash in an amount sufficient to cure such Overadvance Condition to be held by Lender in the Cash Collateral Account, pending disbursement of same to Lender, but subject to Lender's Lien therein and rights of offset with respect thereto, or (b) pay the Revolver Loans that are LIBOR Rate Loans to the extent necessary to cure such Overadvance Condition and also pay to Lender any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto.

            4.2.2      Payment  of  Principal  of  Bridge   Loan.
Borrower shall repay the principal balance of the Bridge Loan in full on or before the Bridge Loan Maturity Date.

           4.2.3 Cash Collateral Account. If at any time Availability, when added to the amount of funds then on deposit in the Cash Collateral Account, is less than the amount of the Availability Reserve, then Borrower shall immediately pay to Lender, on Lender's demand, an amount equal to the difference to be held by Lender in the Cash Collateral Account as security for the Obligations. If on any date the amount of funds on deposit in the Cash Collateral Account, when added to Availability at such time, is more than the Availability Reserve, then Lender shall release to Borrower on such date that portion of the funds then on deposit in the Cash Collateral Account equal to such excess, if, and only to the extent that, immediately before and after giving effect to such release, no Default, Event of Default or Overadvance Condition has occurred and continues to exist.

     4.3 Payment of Interest4.3 Payment of Interest. Interest accrued on all of the Loans shall be paid upon the earlier of (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, or (ii) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof.

      4.4 Payment of Other Obligations.4.4 Payment of Other Obligations. Borrower shall pay all costs, fees and charges pursuant to this Agreement as and when provided in Section 2.2 hereof, to Lender, or to any other Person designated by Lender in writing. The balance of the Obligations requiring the payment of money shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security
Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

      4.5 Mandatory Prepayments of Bridge Loan.4.5 Mandatory Prepayments of Bridge Loan. In addition to the payment in full of the Bridge Loan on the Bridge Loan Maturity Loan as set forth in Section 4.2.2 hereof and in the Bridge Note, Borrower shall make mandatory payments of principal on the Bridge Loan as follows:

                     (i)   Upon the termination of this Agreement
     for any reason, Borrower shall prepay the Bridge Loan in full; and

                     (ii) If, at any time and for any reason, the amount of the Escrow Funds pledged to Lender as security for the Bridge Loan Obligations is less than the principal balance of the Bridge Loan, Borrower shall pay to Lender the amount of such deficiency.

      Each mandatory prepayment applied to the Bridge Loan pursuant to this Section 4.5 shall be applied first to Base Rate Loans and Daily LIBOR Loans to the full extent thereof before application to any LIBOR Rate Loans; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to LIBOR Rate Loans prior to the expiration of the respective Interest Periods with respect thereto and the resulting requirement to pay the charges provided for in Section 2.9 hereof, Borrower may, at its option, deposit with Lender cash funds equal to such prepayment to be held by Lender in the Cash Collateral Account for disbursement to Lender and application to the Bridge Loan on the sooner to occur of the expiration of the Interest Period applicable thereto or the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof.

     4.6 Optional Prepayments of Loans. .6 Optional Prepayments of Loans. Borrower may, at its option, prepay the principal owing on any Loan at any time in whole and from time to time in part, but (i) any such prepayment in connection with a termination of this Agreement shall be subject to the payment of any applicable termination charge pursuant to Section 5.2.4 hereof, (ii) any partial prepayment of the Bridge Loan shall be in amounts aggregating $500,000 or any greater multiple of $100,000, and (iii) if such prepayment is made of a LIBOR Rate Loan and on a date other than the last day of any applicable Interest Period, by paying any charges required by Section 2.9 hereof. Borrower shall give written notice (or telephonic notice confirmed in writing) to Lender of any intended prepayment not less than one (1) Business Day prior to any prepayment of Daily LIBOR Loans or Base Rate Loans and not less than two (2) Business Days prior to any prepayment of LIBOR Rate Loans. Such notice, once given, shall be irrevocable.

      4.7. Application of Payments and Collateral Proceeds. .7. Application of Payments and Collateral Proceeds. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by
Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records, provided such application of payments and collections is made in a manner consistent with this Agreement and the other Loan Documents. If as the result of the clearance and collections of all Accounts of Borrower through the ACH and the direct payment of all funds credited to Borrower's Clearing Bank Account to Lender for application to the Obligations, all as provided in Sections 7.2.5 and 7.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

       4.8 Marshalling; Payments Set Aside..8 Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.8 shall survive any termination of this Agreement and payment in full of the Obligations.

      4.9 All Loans to Constitute One Obligation. .9 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower and shall be secured by Lender's
Lien in all of the Collateral.

      4.10 Loan Account.10 Loan Account. Lender shall enter all Revolver Loans as debits to Borrower's Loan Account and shall also record in the Loan Account all payments made by Borrower on the Revolver Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein other debits and credits, including interest and all charges and expenses, properly chargeable to Borrower under this Agreement and the other Loan Documents.

     4.11 Statements of Account.11 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date on which such accounting is deemed to have been sent pursuant to
Section 12.10 hereof. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 5.          TERM  AND  TERMINATION OF AGREEMENTSECTION 5.
             TERM  AND  TERMINATION OF AGREEMENT

     5.1 Term of Agreement. 5.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower during the existence of any Default or Event of Default, this Agreement shall be in effect from the date hereof through and including
September 30, 2000 (the "Original Term"), and this Agreement shall automatically renew itself for one (1) year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 5.2 hereof.

     5.2  Termination of Agreement.2    Termination of Agreement

           5.2.1     Termination by Lender.  Upon at least ninety
(90) days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice during the existence of an Event of Default.

           5.2.2 Termination by Borrower. Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations. For purposes hereof, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent have been fully cash securitized in favor and to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank reasonably acceptable to Lender and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated by Borrower singly.

          5.2.3     Termination Upon Expiration of United Express
Operating Agreement. This Agreement shall, at Lender's option, automatically terminate three (3) months before the United
Express Termination Date.

           5.2.4 Termination Charges. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product obtained by multiplying the highest of the Average Monthly Loan and Letter of Credit Balance for any month during the immediately preceding 12-month period ending with the month immediately preceding the date of such termination (or shorter period of time this Agreement is in effect), times one-half percent (0.50%); provided however, in the event that the credit rating of Bank as established by Standard and Poor's, Inc. shall at any time while the Bond Letter of Credit is outstanding fall below an "A" rating, and, as a result of such reduced credit rating, the variable interest rate on the Bonds thereafter remarketed by the Remarketing Agent shall be increased, as confirmed by the written certification of the Remarketing Agent delivered to Lender, Borrower may, within one hundred twenty
(120) days after the increase of the interest rate on the Bonds remarketed by the Remarketing Agent, terminate this Agreement and the foregoing termination charge shall be one-half of one percent (0.50%) of the highest of the Average Monthly Revolver Loan Balance during the immediately preceding 12-month period ending with the month immediately preceding the date of such termination. If termination occurs on the last day of the Original Term or any Renewal Term, no termination charge shall be payable.

           5.2.5 Effect of Termination. On the effective date of termination of this Agreement, all of the Obligations shall be immediately due and payable and Lender shall have no obligation to make any Loans. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment constituting uncollected funds received by Lender from Borrower or any Account Debtor and applied to the Obligations before final collection, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage, or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem reasonably necessary to protect Lender from any such loss or damage. All obligations of Borrower to indemnify Lender pursuant to this Agreement shall survive any termination of this Agreement. Subject to the provisions of this Section 5.2.5, the termination of this Agreement shall constitute a termination of all Loan Documents; provided, however, that any and all provisions of such Loan Documents that are intended to survive payment in full of the Obligations shall survive such termination as and to the extent provided in such Loan Documents.
SECTION 6.                SECURITY       INTERESTSSECTION      6.
             SECURITY  INTERESTS

       6.1 Security Interest in Collateral.6.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (i)       All Accounts;

                                                             (ii)
                                                  All     Rotable
                                                  Spare Parts;

          (iii)     All General Intangibles;

          (iv)      All Documents;

          (v)       All Instruments;

          (vi)      All Chattel Paper;

           (vii) All tickets, exchange orders and other billing documents for the air transportation of passengers and property, whether processed or unprocessed;

           (viii) All right, title and interest of Borrower in and to the settlement accounts maintained with the Clearing
     Bank and all sums now or hereafter in, payable to or withdrawable from such accounts;

          (ix)      All monies and other Property of any kind now
     or   at  any  time or times hereafter in the  possession  or
     under the control of Lender or a bailee or Affiliate of Lender;

           (x) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (ix) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

           (xi) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (x) above.

     6.2 Other Collateral.6.2 Other Collateral. In addition to the items of Property referred to in Section 6.1 above, (a) the Bridge Loan Obligations shall be secured by the Escrow Funds to the extent provided in the Escrow Agreement, and (b) all of the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

       6.3 Lien Perfection; Further Assurances.6.3 Lien Perfection; Further Assurances. At Lender's request, Borrower shall execute, and shall cause each of its Subsidiaries to execute, such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and, at Lender's request, shall take such other action as may be directed by Lender to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

     6.4 Lien on Leasehold Estate.6.4 Lien on Leasehold Estate. The due and punctual payment and performance of up to $9,579,932 of the Obligations shall also be secured by the Lien created by the Deed of Trust upon Borrower's leasehold estate in the Realty leased by Borrower from the Authority pursuant to the Lease. The Deed of Trust shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the Property encumbered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to
Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on Borrower's leasehold estate in the Realty, subject only to those exceptions acceptable to Lender and its counsel.

      6.5 Exclusion From Collateral. .5 Exclusion From Collateral. The Collateral in which Lender is granted a Lien pursuant to Section 6.1 of this Agreement shall not include any licenses, permits, contracts or other agreements to the extent that the grant of a Lien therein or assignment thereof is prohibited under, or would result in a breach of the terms of, any such license, permit, contract or other agreement, or is prohibited by Applicable Law; provided, however, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under Section 9-318 of the Uniform Commercial Code or other Applicable Law or (ii) so as to limit, impair or otherwise affect Lender's unconditional continuing Liens in any rights or interests of Borrower in or to monies due or to become due under any such license, permit, contract or other agreement (including any Accounts).

     6.6 Release of Lien in Rotable Spare Parts. .6 Release of Lien in Rotable Spare Parts. Upon Borrower's written request, Lender shall release its Lien in all Rotable Spare Parts, and, at Borrower's expense, execute, deliver and record such termination statements, instruments, documents and other agreements as Borrower may reasonably request to release Lender's Lien in the Rotable Spare Parts, provided that each of the following conditions shall have first been satisfied: (i) concurrently with such release, Borrower, Parent and Lender shall have executed and delivered an amendment to this Agreement, in form and substance reasonably satisfactory to Lender and its counsel, modifying the definition of the Borrowing Base to eliminate as one of the components thereof the Rotable Spare Parts Borrowing Base, and
(ii) immediately before, and after giving pro forma effect to, such elimination of the Rotable Spare Parts Borrowing Base, no Default, Event of Default or Overadvance Condition shall exist.

SECTION 7.             COLLATERAL     ADMINISTRATIONSECTION    7.
             COLLATERAL  ADMINISTRATION

     7.1  General Provisions7.1    General Provisions

           7.1.1 Location of Rotable Spare Parts. All of the Rotable Spare Parts shall at all times be kept by Borrower at one or more of the business locations set forth in Schedule 7.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default, for (i) the location of Rotable Spare Parts at locations within the continental United States other than those shown in Schedule
7.1.1 hereto if, (a) Borrower gives Lender written notice of such a location at least thirty (30) days prior to moving or locating any Rotable Spare Parts to such location, (b) Lender's Lien in such Rotable Spare Parts is and continues to be a duly perfected Lien thereon (and Borrower shall have taken such action as may be required pursuant to Section 6.3 hereof to perfect Lender's Lien thereon, including, without limitation, the execution and recordation in the registry of the FAA of an amendment or supplement to the Rotable Spare Parts Security Agreement designating such new location) subject to no other Lien thereon except for Permitted Liens, and (c) neither Borrower's nor Lender's right of entry upon the premises where the Rotable Spare Parts are stored, or its right to remove the Rotable Spare Parts therefrom, is restricted in any material respect; and (ii) temporary transfers (for a period not to exceed three (3) months in any event) of Rotable Spare Parts from any location set forth in Schedule 7.1.1 hereto to another location if done for the limited purpose of repairing, refurbishing or overhauling such Rotable Spare Parts in the ordinary course of Borrower's business, and, while such Rotable Spare Parts are away from any location set forth in Schedule 7.1.1 hereto, they are excluded from the Rotable Spare Parts Borrowing Base even if they satisfy all other criteria set forth in the definition thereof.

           7.1.2 Insurance. Borrower shall maintain and pay for insurance upon all of the Rotable Spare Parts wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts, with such deductibles and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals or copies (which copies shall be certified if requested by Lender) of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly, if requested by Lender, true copies of all reports made in any reporting forms to insurance companies. In addition to the insurance required herein with respect to the Collateral, Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type and in such amounts as is customary in the business of Borrower, or as otherwise may be reasonably required by Lender. All proceeds of insurance received by Borrower or Lender on account of any casualty to the Collateral shall be applied as follows:

                     (i)  if an Event of Default exists, all such
     insurance proceeds shall, at Lender's option, be deemed Net Proceeds and paid to Lender and applied first, as a mandatory prepayment of the Revolver Loans outstanding and added to the Availability Reserve, and, after the Revolver Loans are paid in full, to the other Obligations in such order and against such particular Obligations as Lender shall determine; and

                     (ii) if no Event of Default exists, all such
     insurance proceeds of any claim of less than $500,000 shall be released to Borrower for the purpose of Borrower's repairing, replacing or restoring the damaged or destroyed Collateral (and, if replaced, the replacement Collateral shall be subject to Lender's duly perfected first priority Lien therein subject to no other Lien other than Permitted Liens), and all such insurance proceeds of any claim of more than $500,000 shall be remitted to Lender and applied first, as a mandatory prepayment of the Revolver Loans outstanding and added to the Availability Reserve, and, after the Revolver Loans are paid in full, added to the Cash
     Collateral Account, and thereafter released from the Availability Reserve and the Cash Collateral Account to Borrower from time to time, but not more often than monthly, against such evidence of repair, replacement or restoration as Lender may reasonably require (subject, as aforesaid, in the case of replacement Collateral).

           7.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon the Collateral, shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      7.2.  Administration of Accounts7.2.     Administration  of
Accounts.

            7.2.1      Records,  Schedules  and  Assignments   of
Accounts. Borrower shall keep accurate and complete records in accordance with standard air carrier industry practice of its Accounts and all payments and collections thereon and shall submit to Lender:

           (i) On such periodic basis as Lender shall request, but no less frequently than weekly, a Borrowing
     Base Certificate;

           (ii) Copies of each recap sheet submitted to the ACH under the ACH Procedure Manual concurrently with the sending thereof to ACH;

           (iii) Copies of each monthly settlement sheet received from ACH pursuant to the ACH Procedure Manual, no later than the third (3rd) Business Day after the receipt thereof; and

          (iv) Upon Lender's request therefor, copies of all interline invoices submitted to, or received from, ACH under the ACH Procedure Manual, and such other matters and information relating to the Accounts of Borrower included on any Borrowing Base Certificate as Lender shall from time to time reasonably request.

      In addition, if Accounts owing by any Account Debtor to Borrower in an aggregate amount in excess of $25,000 become
ineligible  because  they  fall  within  one  of  the   specified
categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence no later than the second
(2d) Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

          7.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts or allowances that are not reflected in the calculation of the face value of each Account involved, Borrower shall report such discounts or allowances to Lender as part of the next required Borrowing Base Certificate. In the event any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Borrowing Base Certificate, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

           7.2.3 Taxes. If an Account of Borrower includes a charge for any Tax, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however, that neither Lender nor any Lender shall be liable for any Taxes that may be due by Borrower.

           7.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to take reasonable steps to verify the validity, amount or any other matter relating to any Accounts of Borrower by verbal or written communications. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

           7.2.5 Transmission of Funds. Borrower shall cause all funds credited to its Clearing Bank Account to be sent by federal funds wire transfer to the Payment Account.

           7.2.6 Collection of Accounts and Other Proceeds of Collateral. All Eligible Accounts of Borrower shall be cleared and collected for payment by ACH pursuant to the ACH Procedure Manual. After the occurrence of an Event of Default, all Payment Items received by Borrower on account of, or with respect to, its Accounts or the proceeds of any other Collateral shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and, no later than the first (1st) Business Day after receipt, Borrower shall immediately forward the same in kind to Lender for application to the Obligations. Borrower shall obtain the agreement by the Clearing Bank in favor of Lender to waive any offset rights the Clearing Bank may otherwise have against the funds credited to the Clearing Bank Account. Lender assumes no responsibility for the Clearing Bank Account or its maintenance or operation, including, without limitation, any claim of accord and satisfaction or release with respect to deposits made by the Clearing Bank thereto.

        7.3     Administration   of   Rotable   Spare    Parts7.3
Administration of Rotable Spare Parts.

           7.3.1 Records and Reports of Rotable Spare Parts. Borrower shall keep accurate and complete records of its Rotable Spare Parts. Borrower shall furnish to Lender reports of its Rotable Spare Parts in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth (20th) day of such month for Rotable Spare Parts of Borrower as of the end of the preceding month. Borrower shall conduct a physical inventory of its Rotable Spare Parts no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

      7.4 Payment of Charges7.4 Payment of Charges. All amounts chargeable to Borrower under Section 7 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolver Loans from time to time.

SECTION 8.           REPRESENTATIONS   AND  WARRANTIESSECTION  8.
             REPRESENTATIONS  AND  WARRANTIES

       8.1.General Representations and Warranties.   .1.  General
Representations and Warranties. To induce Lender to enter into this Agreement and to make Loans and extend credit hereunder, each Loan Party warrants and represents to Lender that:

           8.1.1 Organization and Qualification. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Loan Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule
8.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary except where the failure of such Loan Party or its respective Subsidiaries to be so qualified cannot reasonably be expected to have a Material Adverse Effect. Borrower is an air carrier holding a certificate issued by the FAA under 49 U.S.C. 44705.

           8.1.2 Corporate Power and Authority. Each Loan Party is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents by each Loan Party have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such Loan Party;
(ii) contravene such Loan Party's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Loan Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its Properties may be bound or affected that may reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Loan Party.

            8.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Loan Party enforceable against it in accor dance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or in law.

           8.1.4 Capital Structure. Schedule 8.1.4 hereto states (i) the name of each corporate or joint venture Affiliates of each Loan Party and the nature of the affiliation, (ii) the number and nature of all outstanding Securities of each Loan
Party, and (iii) the number of authorized, issued and treasury shares of each Loan Party. Each Loan Party has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Loan Party or any its respective Subsidiaries, except as listed on Schedule 8.1.4. There are no outstanding agreements or instruments binding upon any Loan Party's shareholders relating to the ownership of its shares of capital. Borrower is a wholly-owned Subsidiary of
Parent and is the only Subsidiary of Parent. Borrower has no Subsidiaries other than Atlantic Coast Airlines, Inc. and Atlantic Coast Management, Inc., each a Delaware corporation which, as of the Closing Date, is not conducting any activities and has no material assets.

           8.1.5 Corporate Names. No Loan Party has been known as or used any corporate, fictitious or trade (other than substantially similar variations of its respective corporate name) names except those listed on Schedule 8.1.5 hereto. Except as set forth on Schedule 8.1.5, no Loan Party has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

           8.1.6 Chief Executive Office. Each Loan Party's chief executive office is as listed on Schedule 7.1.1 hereto.

          8.1.7 Title to Properties; Priority of Liens. Each Loan Party has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, and, in the case of the Collateral, free and clear of all Liens except Permitted Liens. Each Loan Party has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Loan Party's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 6 hereof are first priority Liens, subject only to those Permitted Liens that are expressly stated to have priority over the Liens of Lender.

           8.1.8 Accounts. Lender may rely, in determining which Accounts of Borrower are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account listed on a Borrowing Base Certificate:

                     (i)   It is genuine and in all respects what
     it purports to be, and it is not evidenced by a judgment, Instrument, Document or Chattel paper;

                     (ii) It arises out of a completed, bona fide rendition of air transportation services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                     (iii)      It  is  for  a liquidated  amount
     maturing as stated in the duplicate invoice covering such service, a copy of which has been furnished or is available to Lender;

                     (iv) To the best knowledge of Borrower, such
     Account, and Lender's Lien therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, deduction, defense, dispute, counterclaim or any other adverse condition except for, in the case of Accounts owing by United, United's right of setoff for current amounts owing under the United Express
     Agreements, and in the case of all other Accounts, offsets arising in the ordinary course of business for settlement through the ACH under the ACH Agreement in accordance with the ACH Procedure Manual, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                     (v)  Borrower has made no agreement with any
     Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except for, in the case of Accounts owing by United, United's right of setoff for amounts owing under the United Express Agreements, and except for discounts or allowances reported to Lender pursuant to
     Section 7.2.1 hereof;

                    (vi) To the best knowledge of Borrower, there are no facts, events or occurrences which in any way impair the validity or enforceability of such Account;

                     (vii)     To the best knowledge of Borrower,
     the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                     (viii)    To the best knowledge of Borrower,
     there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          8.1.9     Financial Statements; Fiscal Year.

                     (i)  The Consolidated balance sheets of  the
     Loan Parties and such other Persons described therein (including the accounts of all Subsidiaries of each Loan Party for the respective periods during which a Subsidiary relationship existed) as of December 31, 1997 and November 30, 1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of the Loan Parties and such Persons as of such dates and the results of the Loan Parties' operations for such periods. Since September 30, 1998, there has been no material change in the condition, financial or otherwise, of any Loan Party and such other Persons as shown on the Consolidated balance sheet as of such date;

                     (ii) The Consolidated balances sheets of the
     Loan Parties and such other Persons described therein, and the related statements of income, changes in stockholder's equity, and changes in financial position, which are from time to time delivered to Lender pursuant to Section 9.1.3 of this Agreement fairly present the financial position of the Loan Parties and such Persons at such dates and the results of the operations of the Loan Parties and such Persons for the periods set forth therein; and

           (iii) The fiscal year of each Loan Party ends on December 31 of each year.

           8.1.10 Full Disclosure. The financial statements referred to in subsection 8.1.9 hereof do not, nor does this Agreement or any other written statement of any Loan Party or its respective Subsidiaries to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of each Loan Party's knowledge, there is no fact (other than matters of a general economic nature) which a Loan Party has failed to disclose to Lender in writing which such Loan Party reasonably expects may materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of a Loan Party or the ability of a Loan Party to perform this Agreement or the other Loan Documents.

            8.1.11     Solvent  Financial  Condition.   The  Loan
Parties are now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent on a Consolidated basis.

            8.1.12 Surety Obligations. Except for those obligations of Borrower to the Authority with respect to the Bridge Loan, no Loan Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person other than the other Loan Party.

          8.1.13 Taxes. The federal tax identification number of each Loan Party is shown on Schedule 8.1.13 hereto. Each Loan Party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year.

           8.1.14     Brokers.  There are no claims for brokerage
commissions,  finder's  fees  or  investment  banking   fees   in
connection with the transactions contemplated by this Agreement.

          8.1.15 Patents, Trademarks, Copyrights and Licenses. Each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights of a material nature are listed on Schedule
8.1.15 hereto.

           8.1.16 Governmental Consents. Each Loan Party has, and is in good standing with respect to, all governmental con sents, approvals, licenses, authorizations, permits, certifi cates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

           8.1.17 Compliance with Laws. Each Loan Party has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to any Loan Party or any of its respective Subsidiaries under any such law, rule or regulation where such non-compliance could reasonably be expected to have a Material Adverse Effect. Each Loan Party and its respective Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it.

           8.1.18 Restrictions. No Loan Party is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 8.1.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Loan Party or any of its respective Subsidiaries, as applicable.

           8.1.19    Litigation.  Except as set forth on Schedule
8.1.19 hereto, there are no actions, suits, proceedings or investigations pending on the date hereof or, to the knowledge of the Loan Parties, threatened against or affecting any Loan Party, or the business, operations, Properties, prospects, profits or condition of any Loan Party, and no such action, suit or proceeding will, if decided adversely, have a Material Adverse Effect. No Loan Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal which is reasonably expected to have a Material Adverse Effect.

           8.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Loan Party's performance hereunder, constitute a Default or an Event of Default. No Loan Party is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed in excess of $500,000.

           8.1.21 Leases. Each Loan Party is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

           8.1.22     Pension  Plans.   Except  as  disclosed  on
Schedule 8.1.22 hereto, no Loan Party has any Plan on the date hereof. Each Loan Party is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a Material Adverse Effect exists in connection with any Plan. No Loan Party has any withdrawal liability in connection with a Multiemployer Plan.

           8.1.23 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Loan Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Loan Party, or with any material supplier (unless such supplier can be readily replaced on terms which cannot reasonably be expected to have a Material Adverse Effect), and, the best of each Loan Party's knowledge, there exists no present condition or state of facts or circumstances which would materially affect adversely any Loan Party or prevent any Loan Party from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

           8.1.24     Labor  Relations.  Except as  described  on
Schedule 8.1.24 hereto, no Loan Party is a party to any collective bargaining agreement on the date hereof. There are no material grievances, disputes or controversies with any union or any other organization of any Loan Party's or any of its respective Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            8.1.25 Loans Outstanding Under Existing Loan Agreement. All Loans and reimbursement obligations owing to Lender under the Existing Loan Agreement which, upon the Closing Date, shall be deemed Loans and reimbursement obligations owing to Lender under this Agreement, are owing to Lender without any defenses, offsets or claims of any nature.

      8.2.  Continuous Nature of Representations and  Warranties.
 .2.   Continuous  Nature of Representations and Warranties.   The
representations and warranties made by Borrower in this Agreement and the other Loan Documents shall be true and correct in all material respects on the Closing Date and on the date of each Borrowing under this Agreement except for any representation and warranty relating to a specific period before the date of such
Borrowing.   Each  request for a Revolver Loan made  by  Borrower
pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of such request that all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true in all material respects, except for any representations and warranties relating to a specific period before the date of such request and except for any changes in the nature of the business or operations of the Loan Parties and their respective Subsidiaries that would render the information contained in any Schedule or Exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are not prohibited by this Agreement.

      8.3. Survival of Representations and Warranties. .3. Survival of Representations and Warranties. All representations and warranties of each Loan Party contained in this Agreement or any of the other Loan Documents shall be true at the time of the execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.          COVENANTS  AND  CONTINUING  AGREEMENTSSECTION
             9.        COVENANTS  AND  CONTINUING  AGREEMENTS

     9.1 Affirmative Covenants9.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless otherwise consented to by Lender in writing, it shall:

             9.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours upon reasonable advance notice, to visit and inspect the Properties of each Loan Party, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Loan Party's business, assets, liabilities, financial condition, business prospects and results of operations.

          9.1.2. Notices. Notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) promptly after a Loan Party's learning thereof, of the commencement of any litigation affecting any Loan Party or any of its Properties, whether or not the claim is considered by such Loan Party to be covered by insurance, and of the institution of any administrative proceeding which, in either case, if decided adversely could reasonably be expected to have a Material Adverse Effect; (iii) promptly after the execution of any amendment or modification to the United Express Operating Agreement that would extend the United Express Termination Date and send to Lender a copy thereof; (iv) promptly after a Loan Party's learning thereof, of any organized labor dispute of a material nature to which a Loan Party may become a party, any strikes or walkouts by organized labor relating to any of its facilities, and the final expiration of any collective bargaining agreement to which it is a party or by which it is bound; (v) promptly after a Loan Party's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Loan Party exceeding $500,000; (vi) promptly after the occurrence thereof, of any Default or Event of Default; (vii) promptly after the occurrence thereof, of any default or event of default by Borrower or United under any of the United Express Agreements;
(viii) promptly after the rendition thereof, of any judgment rendered against a Loan Party in an amount exceeding $500,000 which is not fully covered by insurance; (ix) of the ordering of any services from United under the United Express Emergency Response Agreement, and give Lender full particulars of the estimated costs thereof, to the extent not covered by insurance; and (x) promptly upon any change of the fiscal year of the Loan Parties.

           9.1.3 Financial Statements . Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                     (i)                not later than ninety-one
     (91) days after the close of each fiscal year of the Loan Parties, audited financial statements of the Loan Parties as of the end of such year, on a Consolidated basis, certified by one of the big five national accounting firms or other firm of independent certified public accountants of recognized standing selected by the Loan Parties but reasonably acceptable to Lender;

                     (ii)       not  later than sixty  (60)  days
     after the end of the months of January, February and December in each fiscal year of the Loan Parties, and thirty
     (30) days after the end of each other month in each fiscal year of the Loan Parties, unaudited interim financial statements of the Loan Parties as of the end of such month and of the portion of the Loan Parties' fiscal year then elapsed, on a Consolidated basis, certified by a financial officer of the Loan Parties as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of the Loan Parties for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                     (iii)          promptly after the sending or
     filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which each Loan Party files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                     (iv)      promptly after the filing thereof,
     copies of any annual report to be filed with ERISA in connection with each Plan; and

                     (v)        such  other data and  information
     (financial and otherwise) maintained by the Loan Parties as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party's financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, the Loan Parties shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of the Loan Parties performed in connection with their examination of said financial statements, they are not aware of any Default or Event of
Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. No later than ten days after receipt of the accountants' letter to the management of the Loan Parties that is prepared in connection with the financial statements described in clause (i) of this Section 9.1.3, but in no event later than 150 days after the end of each fiscal year, the Loan Parties shall forward to Lender a copy of such accountants' letter. Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3 and those financial statements described in clause (ii) of this
Section 9.1.3 which are for the last month in a fiscal quarter of the Loan Parties, the Loan Parties shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit D hereto executed by a financial officer of the Loan Parties.

          9.1.4 Projections. No later than 45 days after the end of each fiscal year of the Loan Parties, deliver to Lender
Projections of each Loan Party for the forthcoming fiscal year, month by month.

           9.1.5 Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and only to the extent that such Taxes are being Properly Contested. Each Loan Party shall also pay, discharge or provide a bond with respect to, any lawful claims which, if unpaid or unbonded, might become a Lien against any of a Loan Party's Property except for Permitted Liens.

          9.1.6 Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports any Loan Party is required by law to file and maintain adequate reserves for the payment of all Taxes imposed upon it, its income or its profits, or upon any Property belonging to it.

          9.1.7 Compliance with Applicable Laws. Comply with all Applicable Laws, and obtain and keep in force any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

           9.1.8 Environmental Events. Notify Lender in writing promptly after learning thereof (i) of any violation of any Environmental Law, (ii) of any inquiry, proceeding, investigation or other action, involving a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board, or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any real Property owned or leased by any Loan Party or any facility or equipment thereat in excess of reportable or reliable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, in each case which would have a Material Adverse Effect. In the event of the presence of any Hazardous Materials on any real Property owned or leased by any Loan Party which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Law, in each case which would have a Material Adverse Effect, such Loan Party upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep Lender informed of their actions and the results.

          9.1.9 Computer Software. Establish an action plan, and cause such action plan to be implemented by no later than June 30, 1999, to reasonably assure that the essential items of the computer software of each Loan Party is able to be used and operated before, during and after calendar year 2000 A.D. without error functions of a material nature relating to date data, specifically including any error of a material nature relating to, or the conduct of, date data which represents or references different centuries or more than one century, and provide Lender with assurances reasonably satisfactory to Lender that after June 30, 1999 the essential items of the computer software of the Loan Parties will be able to recognize and perform without error functions relating to date data before, during and after calender year 2000 A.D.

      9.2 Negative Covenants9.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless Lender has first consented thereto in writing, it will not:

           9.2.1 Fundamental Changes. Merge or consolidate with any Person or acquire all or any substantial part of the Properties of any Person; provided, however, the foregoing restriction shall not apply to (i) a merger by Parent with and into Borrower with Borrower as the surviving corporation or (ii) a merger by Borrower with and into Parent or with a Subsidiary of Borrower, with Parent or such Subsidiary as the surviving corporation, provided, in the case of a merger pursuant to clause
(ii) hereof, the following conditions are first satisfied by the Loan Parties: (a) Borrower shall have given Lender not less than fifteen (15) days prior written notice of the effective date of such merger, (b) Lender shall have received, in form and substance satisfactory to Lender and its counsel, an assumption agreement as of the effective date of the merger, duly executed by Parent or such Subsidiary into which Borrower proposes to merge, pursuant to which Parent or such Subsidiary, as the case may be, shall assume, adopt, ratify and confirm all of the Obligations of Borrower under this Agreement and the other Loan Documents, together with such other documents as Lender or its counsel may reasonably require, (c) Lender shall have received copies of all agreements, documents and instruments relating to the merger as executed by the parties thereto, including the certificates of merger as issued and certified by the Secretary of States of the jurisdictions of incorporation of each Loan Party, (d) Lender's Lien in the Collateral is and continues to be a duly perfected Lien thereon (and each Loan Party shall have taken such action as may be required pursuant to Section 6.3 and any other provision of this Agreement or any other Loan Document to perfect Lender's Lien thereon) subject to no other Lien thereon except for Permitted Liens, and (e) no Default, Event of Default or Overadvance Condition shall exist immediately before or after giving effect to such merger.

           9.2.2 Loans. Make any loans or other advances of money to any Person, except:

                     (i)       salary or other employment related
     benefit, travel advances, advances against commissions and other similar advances in the ordinary course of business, including loans to pilots and other employees for the payment of training courses;

                     (ii)       loans or advances from  one  Loan
     Party to the other Loan Party; and

                     (iii)          other loans and advances  not
     in excess of $200,000 outstanding in the aggregate at any one time.

           9.2.3 Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate of a Loan Party (other than the other Loan Party) or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Loan Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Loan Party.

           9.2.4 Limitation on Liens. Create or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except:

                     (i)       Liens at any time granted in favor
     of Lender;

                    (ii)      Liens for taxes (excluding any Lien
     imposed pursuant to any of the provisions of ERISA) not yet due or that are being Properly Contested;

                     (iii)            statutory Liens arising  in
     the  ordinary  course  of  such  Loan  Party's  business  by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or such Liens are being Properly Contested and do not, in the
     aggregate,  materially  detract  from  the  value   of   the
     Collateral or materially impair the use thereof in the operation of such Loan Party's business; and

                     (iv)       Purchase Money Liens  in  Rotable
     Spare Parts, provided such Purchase Money Liens are limited by their express terms to readily identifiable Rotable Spare Parts and such Rotable Spare Parts are segregated by Borrower from all of its other Rotable Spare Parts.

            9.2.5       Distributions.   Declare  or   make   any
Distributions.

           9.2.6 Disposition of Collateral. Sell, lease or otherwise dispose of any of the Collateral except for dispositions of the Rotable Spare Parts for so long as no Default, Event of Default or Overadvance Condition then exists, or, after giving effect to such disposition, will exist.

           9.2.7      Restricted Investment.  Make  or  have  any
Restricted Investment.

           9.2.8 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of a Loan Party.

            9.2.9 Guaranties. Become liable upon the obligations of any Person (other than the other Loan Party), by assumption, endorsement or guaranty thereto or otherwise (other than to Lender), except the endorsement of checks in the ordinary course of business and the issuance of guaranties in the ordinary course of business of loans to pilots and other employees of a Loan Party for the payment of training courses

          9.2.10 United Express Agreements. Enter into, or agree to, any amendment, modification, supplement or termination of any United Express Agreement subsequent to the date of this Agreement if the effect of such amendment, modification, supplement or termination would (i) shorten the period during which the United Express Operating Agreement is in effect or (ii) increase, or could reasonably be expected to increase, in any material way the structure or the basis of payment of the fees, charges or other Indebtedness owing by Borrower to United which, pursuant to the United Non-Offset Agreement, United is permitted to offset against the Accounts of Borrower owing by United.

            9.2.11  ACH  Membership.   Withdraw  from  being   an
associate member of the ACH.

           9.2.12 Subsidiaries. Hereafter divest itself of any material assets by transferring them to any Subsidiary.

           9.2.13 Subordinated Debt. Prepay or redeem any of the Subordinated Debt before its scheduled maturity date or pay any of the Subordinated Debt except in accordance with the terms of the instrument under which such Subordinated Debt has been subordinated to the payment of the Obligations.

      9.3 Specific Financial Covenants9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless Lender has first consented thereto in writing, it shall comply with the following financial covenants:

          9.3.1 Consolidated Fixed Charge Coverage Ratio. The Loan Parties and their respective Subsidiaries shall maintain a Consolidated Fixed Charge Coverage Ratio as of the end of each Testing Period, beginning with the Testing Period ending December 31, 1998, of not less than 1.6 to 1.0.

            9.3.2      Consolidated  Leverage  Ratio.   The  Loan
Parties and their respective Subsidiaries shall maintain at all times a Consolidated Leverage Ratio of no greater than 1.5 to 1.0.

          9.3.3 Consolidated Senior Indebtedness/Consolidated EBITDA Ratio. The Loan Parties and their respective Subsidiaries shall maintain a Consolidated Senior Indebtedness/Consolidated EBITDA Ratio as of the end of each Testing Period, beginning with the Testing Period ending December 31, 1998, of no greater than
3.0 to 1.0.

SECTION 10.              CONDITIONS  PRECEDENT10.      CONDITIONS
                    PRECEDENT

      10.1 Conditions Precedent to Initial Revolver Loan on Closing Date10.1 Conditions Precedent to Initial Revolver Loan on Closing Date. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will have no obligation to make the initial Revolver Loan under Section 1 of this Agreement on the Closing Date unless and until, in addition to each of the conditions set forth in Section
10.2 hereof, each of the following conditions has been satisfied:

           10.1.1 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

                      (i)         Certified  copies  of  casualty
     insurance policies of Borrower, together with loss payable endorsements on Lender's standard form of Loss Payee Endorsement naming Lender as loss payee as its interests may appear, and certified copies of the liability insurance policies of Borrower, together with endorsements naming Lender as a coinsured;

                     (ii)       Copies of all filing receipts  or
     acknowledgments issued by any governmental authority (including, without limitation, the FAA) to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority security interests and Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Lender;

                     (iii)           Copies  of the  Articles  or
     Certificate of Incorporation of each Loan Party and all amendments thereto, certified by the Secretary of State or other appropriate official of its respective jurisdiction of incorporation;

                     (iv)          Good standing certificates for
     each Loan Party issued by the Secretary of State or other appropriate official of such Loan Party's respective jurisdiction of incorporation and each jurisdiction where the conduct of such Loan Party's business activities necessitates qualification and in which the failure of such Loan Party to be so qualified would have a Material Adverse Effect;

                       (v)           A closing certificate signed
     by the chief executive or financial officer of each Loan Party, dated as of the Closing Date, stating that (a) the representations and warranties set forth in Section 8 hereof are true and correct in all material respects on and as of such date, (b) such Loan Party is on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Loan Documents and
     (c) on such date no Default or Event of Default has occurred and is continuing;

                      (vi)           The Security Documents  duly
     executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

                     (vii)           The  Other  Agreements  duly
     executed and delivered by each Loan Party;

                    (viii)         The favorable, written opinion
     of counsel to the Loan Parties as to the transactions contemplated by this Agreement and the other Loan Documents;

                      (ix)          Written instructions from the
     Loan Parties directing the application of proceeds of the Bridge Loan and the initial Revolver Loan made to the Loan Parties pursuant to this Agreement on the Closing Date;

                       (x)          Certificates of the Secretary
     or an Assistant Secretary of each Loan Party certifying (a) that attached thereto is a true and complete copy of the Bylaws of such Loan Party, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of such Loan Party, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Agreement or any of the Loan Documents;

                     (xi)       An amendment to the Reimbursement
     Agreement, duly executed by Borrower and Bank, conforming the definition of the "Applicable Percentage" to the definition of that term as set forth in this Agreement;

                     (xii)           Certificate of the Secretary
     of the Authority certifying (a) that attached thereto is a true and complete copy of the resolutions adopted by the Authority, authorizing the execution, delivery and performance of the Escrow Agreement and the consummation of the transactions contemplated thereby, and (b) as to the incumbency and genuineness of the signature of each officer of the Authority executing the Escrow Agreement;

                    (xiii)         The favorable, written opinion
     of   counsel   to  the  Authority  as  to  the  transactions
     contemplated by the Escrow Agreement;

                      (xiv)           an  opinion  from  Lender's
     special FAA counsel, certifying to Lender that Lender has a first priority Lien in the Rotable Spare Parts of Borrower;

                     (xv)      an amendment to the Deed of Trust,
     duly executed by Borrower, the trustee under the Deed of Trust and Lender, with all fees and taxes, if any, paid thereon, reflecting the amendments to the Existing Loan Agreement made by this Agreement;

                     (xvi)           an endorsement to the policy
     of title insurance currently insuring the lien of the Deed of Trust, updating the effective date of such policy to the recordation date of the amendment to the Deed of Trust insured thereby executed pursuant to this Agreement, with all premiums thereon paid, and

                       (xvii)           Such   other   documents,
     instruments  and  agreements  as  Lender  shall   reasonably
     request in connection with the foregoing matters.

           10.1.2 No Injunction, etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or which, in Lender's reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

           10.1.3 Consents. All approvals, licenses, consents and filings necessary to permit the transactions contemplated by this Agreement shall have been obtained and made.

           10.1.4 Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations or business of Borrower and its Subsidiaries or the value of the Collateral from November 30, 1998 to the Closing Date, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by Lender.

           10.1.5 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

           10.1.6 Liens. Lender shall be satisfied that this Agreement and the other Loan Documents create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral in favor of Lender, subject to no other Liens other than Permitted Liens which are expressly stated to have priority over the Liens of Lender.

           10.1.7 Escrow Funds. Lender shall have received evidence that the Escrow Funds have been received by the Escrow
Agent to be held pursuant to the Escrow Agreement.

     10.2 Conditions Precedent to All Loans and Letters of Credit and Letter of Credit Guaranties10.2 Conditions Precedent to All Loans and Letters of Credit and Letter of Credit Guaranties. Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Loan (including the Bridge Loan Advances and the initial Revolver Loan) and Lender will have no obligation to issue any Letter of Credit or Letter of Credit Guaranty unless and until, in addition to the conditions set forth in Section 10.1, each of the following conditions has been and continues to be satisfied:

           10.2.1     Events  of Default.  No Default,  Event  of
Default or Overadvance Condition shall exist.

           10.2.2     Delivery of Documents.  Lender  shall  have
received   copies  of  all  documents,  reports  and  information
required to be delivered to Lender hereunder.

            10.2.3 Representations and Warranties. The representations and warranties contained in Section 8 of this Agreement and in the Loan Documents shall be true and correct in all material respects except for changes in the nature of a Loan Party's business or operations that would render the information contained in any Exhibit or Schedule attached hereto either inaccurate, incomplete or misleading, except for any changes in the nature of the business or operations of the Loan Parties and their respective Subsidiaries that would render the information contained in any Schedule or Exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are not prohibited by this Agreement.

           10.2.4 Subordinated Debt. The Loan, if made, would enjoy the benefits and privileges of being senior in right of payment to all Subordinated Debt then outstanding.

     10.3 Waiver of Conditions Precedent10.3 Waiver of Conditions Precedent. If Lender makes any Loan or issues any Letter of Credit or Letter of Credit Guaranty prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and
10.2 hereof, the making of such Loan or the issuance of such Letter of Credit or Letter of Credit Guaranty shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and each Loan Party shall thereafter use its best efforts to fulfill such condition promptly.

SECTION 11.    EVENTS   OF   DEFAULT;  RIGHTS  AND  REMEDIES   ON
               DEFAULTSECTION  11.  EVENTS  OF  DEFAULT;   RIGHTS
               AND  REMEDIES  ON  DEFAULT

      11.1  Events  of  Default11.1    Events  of  Default.   The
occurrence  of  one  or  more  of  the  following  events   shall
constitute an "Event of Default":

           11.1.1 Payment of Loans and Amounts for Cash Collateral Account. Borrower shall fail to make any payment of principal, interest or premium, if any, owing on the Loans, or any amounts to be paid into the Cash Collateral Account pursuant to Section 4.2.3 hereof, within two (2) Business Days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise)."

          11.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the other Obligations (other than those dealt with specifically in Section 11.1.1 hereof) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for a period of three (3) Business Days after Lender's giving Borrower written notice thereof.

            11.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Loan Party or in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

          11.1.4 Breach of Specific Covenants. Any Loan Party shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.3, 7.1.1, 7.2.5, 7.2.6, 9.1.1, 9.1.3,
9.2 or 9.3 hereof on the date that such Loan Party is required to perform, keep or observe such covenant.

           11.1.5 Breach of Loan Documents. Any Loan Party shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) or the other Loan Documents and the breach of such other covenant or the other Loan Documents is not cured within fifteen (15) days after the sooner to occur of such Loan Party's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of such Loan Party.

           11.1.6 Other Defaults. There shall occur any default or event of default on the part of any Loan Party under any agreement, document or instrument to which Borrower is a party or by which a Loan Party or any of its Property is bound, creating or relating to any Indebtedness for Money Borrowed in excess of $200,000 in the aggregate (other than the Obligations) and such default or event of default remains uncured beyond the applicable notice and grace period, if any, with respect thereto.

          11.1.7 Insolvency and Related Proceedings. Any Loan Party shall cease to be Solvent; or United or any Loan Party shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party or United under the Bankruptcy Code (if against a Loan Party or United, the continuation of such proceeding for more than 60 days); or any Loan Party shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

           11.1.8 Business Disruption. Any Loan Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Loan Party which is necessary to the continued or lawful operation of a material part of its business; or any Loan Party shall be enjoined, restrained, or otherwise permanently prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Loan Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any Loan Party or United ceases scheduled air transportation services other than on a temporary basis.

           11.1.9 Change of Ownership. Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding stock of Borrower other than pursuant to a transaction permitted by Section 9.2.1(i) or (ii) hereof.

           11.1.10 Challenge to Agreement. Any Loan Party or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender. Nothing set forth herein shall preclude a Loan Party from enforcing its rights, and Lender's duties and obligations, under this Agreement and the other Loan Documents.

           11.1.11 Criminal Forfeiture. Any Loan Party or any Subsidiary of any Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Loan Party or any Subsidiary of any Loan Party which can reasonably be expected to have a Material Adverse Effect.

           11.1.12 Judgments. One or more money judgments, writs of attachment or similar process is filed against any Loan Party or any Subsidiary of any Loan Party or any of their respective Property involving liability of $200,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage), and the same is not released, stayed, discharged or bonded within thirty (30) days after the entry thereof.

           11.1.13 Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

           11.1.14 ACH Procedure Manual. Borrower shall cease scheduled air transportation services other than on a temporary basis for a work stoppage and, in consequence thereof, ACH shall have directed the Clearing Bank to withhold twenty-five percent (25%) of the net funds due Borrower in any subsequent settlement in which Borrower is a net creditor, pursuant to paragraph 8 of the settlement regulations set forth in Section B of the ACH Procedure Manual.

           11.1.15 Withdrawal as Member. Borrower shall give notice of withdrawal from the ACH Agreement.

           11.1.16 Termination or Breach of the United Express Operating Agreement or the United Express Agreements. The
termination for any reason of the United Express Operating Agreement by Borrower without the prior written consent of Lender as required by Section 9.2.11 hereof or by United; or Borrower shall default in the payment (beyond the applicable grace period with respect thereto, if any) with respect to any Indebtedness owing under any of the United Express Agreements or fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the United Express Agreements, the effect of which failure is to cause, or permit, United to terminate any of the United Express Agreements.

          11.1.17   Default Under Reimbursement Agreement.  There
shall  occur  any   "Event  of Default" under  the  Reimbursement
Agreement as such term is defined in Section 6.01 thereof.

      11.2 Acceleration of the Obligations.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection
11.1.7 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      11.3  Other  Remedies.3    Other  Remedies.     During  the
existence of an Event of Default, Lender may exercise from time to time the following rights and remedies:

           11.3.1. All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

           11.3.2. The right to terminate this Agreement as provided in Section 5.2.1 hereof.

           11.3.3. The right to notify Account Debtors to make remittance to Lender of all sums due on Accounts of Borrower, collect such Accounts directly from the Account Debtors, and take such other and further action with respect thereto as set forth in Section 12.1.2 hereof.

          11.3.4. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          11.3.5. The right to sell or otherwise dispose of all or any Collateral in a commercially reasonable manner, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the
Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the reasonable costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. If there shall be any surplus, Lender shall remit such surplus to Borrower or other Person entitled thereto.

           11.3.6 With respect to the face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding, Lender may, at its option, require the Loan Parties to deposit with Lender funds equal to such undrawn face amount, and if the Loan Parties fail promptly to make such deposit, Lender may advance such amount as a Revolver Loan. Any such deposit or advance shall be held by Lender in the Cash Collateral Account as a reserve to fund future payments on such Letters of Credit or Letter of Credit Guaranties. At such time as all Letters of Credit and Letter of Credit Guaranties have expired or have been canceled or terminated and Lender and its Affiliates released from all liability thereunder, any amounts remaining in such reserves shall be applied against any outstanding Obligations, or, to the extent all Obligations have been indefeasibly  paid and satisfied in full, returned  to  the  Loan
Parties.
           11.3.7 With respect to the Escrow Funds, the right to notify the Escrow Agent of the existence of an Event of Default and to demand that, pursuant to the terms of the Escrow Agreement, so much of the Escrow Funds be remitted to Lender for application to the Bridge Loan Obligations.

      11.4 Remedies Cumulative; No Waiver. .4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of any Loan Party contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Lender and any Loan Party, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements herein contained. The failure or delay of Lender to require strict performance by any Loan Party of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan
Documents and no Event of Default by any Loan Party under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to the Loan Parties.

SECTION 12     MISCELLANEOUSSECTION 12     MISCELLANEOUS

     12.1 Power of Attorney.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

           12.1.1. At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control for application to the Obligations in accordance with this Agreement.

          12.1.2. At such time or times during the existence of an Event of Default, and during the continuance thereof, as Lender or its agent in its sole discretion may determine: (i)
demand payment of the Accounts of Borrower from the Account Debtors, enforce payment of such Accounts of Borrower by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of its Accounts; (ii) in a commercially reasonable manner settle, adjust, compromise, discharge or release any of the Accounts of Borrower or other Collateral or any legal proceedings brought to collect any of the Accounts of Borrower or other Collateral;
(iii) sell or assign any of the Accounts of Borrower and other Collateral upon and for such commercially reasonable terms, for such amounts and at such time or times as Lender deems advisable;
(iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the Payment Items or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of such Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Rotable Spare Parts of the Borrower and any other Collateral; (ix) use Borrower's stationery for the purpose of and sign the name of Borrower to verifications of its Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Rotable Spare Parts of Borrower and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

           12.1.3. The power of attorney granted pursuant to this Section 14.1, being coupled with an interest, shall be irrevocable by Borrower until all of the Obligations are paid and satisfied in full.

     12.2 Indemnity.2    Indemnity.

          12.2.1 Indemnity by Borrower. Borrower hereby agrees to indemnify the Lender and to hold the Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by the Lender (including reasonable attorneys fees and reasonable legal expenses) arising out of or related to this Agreement or any of the other Loan Documents, the performance by Lender of its duties or the exercise of any of its rights and remedies hereunder, on account of, or as the result of, a claim made, asserted or initiated by any Person other than a Loan Party that any Loan Party has failed to observe, perform or discharge such Loan Party's duties hereunder or under any of the Loan Documents. In addition, Borrower shall also indemnify and defend the Lender against and save the Lender harmless from all Claims of any Person with respect to the Collateral. Additionally, if any Taxes (excluding Taxes imposed upon or measured by the net income of the Lender, but including, without limitation, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or by any Loan Party or any of its Subsidiaries on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrower will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including, without limitation, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to protect Lender for the consequences of its gross negligence or willful misconduct.

          12.2.2 Indemnity by Lender. Lender hereby agrees to indemnify Borrower against any liability, loss, damage or expense which Borrower may suffer or occur as a result of Lender's breach of any of its warranties and representations set forth in Section
4.02 of the Reimbursement Agreement or Lender's failure to comply with any of the covenants set forth in Section 5.03 of the Reimbursement Agreement and Bank's exercise of its rights under
Section 6.02 of the Reimbursement Agreement as a result thereof.

      12.3 Survival of Indemnities.3 Survival of Indemnities. Notwithstanding any contrary provision in this Agreement or the other Loan Documents, the obligation of the Loan Parties and Lender with respect to each indemnity given by it in this Agreement or any of the other Loan Documents shall survive the payment in full of the Obligations and the termination of this Agreement.

       12.4 Modification of Agreement.4 Modification of Agreement. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by each Loan Party and Lender. No Loan Party may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Loan Party's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Loan Party hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, no such sale, assignment, participation, transfer or other disposition by Lender will result in any diminution of the rights and obligations of the Loan Parties under this Agreement and the other Loan Documents. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Each Loan Party agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Each Loan Party further agrees that Lender may disclose credit information regarding such Loan Party and its Subsidiaries to any potential participant or assignee.

      12.5 Severability.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.6  Successors and Assigns.  .6   Successors and Assigns.
This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender.

      12.7 Cumulative Effect; Conflict of Terms.7 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        12.8 Execution in Counterparts.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

       12.9 Required Lender's Consent.9 Required Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     12.10Notice.10 Notice. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt), or one (1) Business Day after deposit with an overnight courier, addressed as follows:

          If to Borrower:     Atlantic Coast Airlines
                         515-A Shaw Road
                         Sterling, Virginia 20166
                            Attention:   Director   of   Treasury
Management
                         Facsimile:  703-925-6299

          If to Parent:       Atlantic Coast Airlines, Inc.
                         515-A Shaw Road
                         Sterling, Virginia 20166
                         Attention: Chief Financial Officer
                         Facsimile:  703-925-6299

          If to Lender:       Fleet Capital Corporation
                         6100 Fairview Road
                         Suite 200
                         Charlotte, North Carolina 28210
                         Attention: Southeast Loan Administration
                         Facsimile No.: 704-553-6738

          With a copy to:     Carruthers & Roth, P.A.
                         235 N. Edgeworth Street
                         Greensboro, North Carolina 27401
                         Attention: Kenneth M. Greene, Esq.
                         Facsimile No.: 336-273-7885

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 5.2.2 hereof shall not be effective until received by Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

      12.11Credit Inquiries. .11 Credit Inquiries. Each Loan Party hereby authorizes and permits Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning a Loan Party or any of its Subsidiaries.

      12.12Time of Essence.12 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security
Documents.

      12.13Entire Agreement.13 Entire Agreement; Appendix A and Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the exhibits and schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

      12.14Interpretation.14 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      12.15GOVERNING LAW; CONSENT TO FORUM.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NORTH CAROLINA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE
OF  LENDER'S  LIEN  UPON  SUCH  COLLATERAL  AND  THE  ENFORCEMENT
OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NORTH
CAROLINA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT ANY STATE OR FEDERAL COURT IN MECKLENBURG COUNTY, NORTH CAROLINA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE LOAN PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH ANY PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

      12.16WAIVERS.16     WAIVERS.    EACH LOAN PARTY WAIVES  (i)
TO THE FULLEST EXTENT PROVIDED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS,
INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH THE LOAN PARTIES MAY IN ANY WAY BE LIABLE; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH
MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH LOAN PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS
RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE LOAN PARTIES. EACH LOAN PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

ATTEST:                       ATLANTIC COAST AIRLINES
                              ("Borrower")


__________________________________
By:____________________________
Richard J. Kennedy. Secretary    Thomas J. Moore, Executive  Vice
                               President   and  Chief   Operating
                               Officer


[CORPORATE SEAL]




ATTEST:                        ATLANTIC COAST AIRLINES  HOLDINGS,
INC.
                              ("Parent")


__________________________________ By:___________________________
Richard J. Kennedy. Secretary      Thomas   J.  Moore,  Executive
                                   Vice President and
                                   Chief Operating Officer


[CORPORATE SEAL]


Accepted in Charlotte, North Carolina

FLEET CAPITAL CORPORATION
                                   ("Lender")



By:_______________________________________

Title:___________________________________

                              LIBOR Lending Office:

                              6100 Fairview Road
                              Suite 200 Charlotte, North Carolina
28210
                                  Attention:    Southeast    Loan
Administration
                              Facsimile No.: 704-553-6738
                          APPENDIX  A

                      GENERAL  DEFINITIONS

           When used in the Amended and Restated Loan and Security Agreement, dated of even date herewith, by and among ATLANTIC COAST AIRLINES ("Borrower"), and ATLANTIC COAST AIRLINES HOLDINGS, INC. ("Parent"; Borrower and Parent being herein collectively called the "Loan Parties" and, individually, a "Loan Party"), and FLEET CAPITAL CORPORATION ("Lender"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

           ACH - Airline Clearing House, Inc., a Delaware corporation.

            ACH Agreement - the Associate Membership Agreement, dated January 3, 1992, which incorporates by reference the Agreement Relating to the Settlement of Interline Accounts through Airlines Clearing House, Inc. dated as of February 1, 1948, as amended from time to time, each among ACH, certain air carriers that are and may become party thereto, and Borrower.

          ACH Procedure Manual - the Manual of Procedure for the clearing and settlement functions of ACH as in effect from time to time.

            ACH Settlement Date - in the case of ACH transactions between Borrower and an Account Debtor, the twenty-eighth (28th) calendar day of the month following the month in which the air transportation services are rendered and revenues earned, and, in the case of IATA transactions between Borrower and an
     Account Debtor, the fifteenth (15th) calendar day of the second month following the month in which the air transportation services are rendered and revenues earned, and, if such calendar day falls on a Saturday, Sunday or legal holiday observed by the Clearing Bank, the ACH Settlement Date shall be the next working day.

           Account - shall have the meaning ascribed to the term "account" under the Code, and shall include, without limitation, any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument, Document or Chattel Paper, whether secured or unsecured, and whether or not earned by performance.

           Account Debtor - any Person who is or may become obligated under or on account of an Account.

            Accounts Borrowing Base - at any date of determination thereof, an amount equal to seventy-five percent (75%) of the net amount of Eligible Accounts outstanding at such date. For the purposes of calculating the Accounts Borrowing Base, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), sales taxes, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time (including current amounts owing by Borrower to United under the United Express Agreements).

           Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Rate Loan, an interest rate per annum (rounded to the nearest ten thousandth of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

           Affiliate - as to any Person, any other Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person. For the purposes of the Agreement, United shall not be deemed an Affiliate of a Loan Party.

           Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, as the same may hereafter be amended, modified, supplemented or restated from time to time, all exhibits hereto and this Appendix A.

          Appliance - an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, aircraft engine, or propeller.

           Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; orders, judgments and decrees of all courts and arbitrators and all Environmental Laws.

           Applicable Percentage - for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) the Revolver Loans that are LIBOR Rate Loans or Daily LIBOR Loans shall be the percentage set forth in Table I under the column Applicable Percentage for LIBOR Loans, (ii) the Revolver Loans that are Base Rate Loans shall be the percentage set forth in Table I under the column Applicable Percentage for Base Rate Loan, (iii) the portion of the Bridge Loan that are LIBOR Rate Loans or Daily LIBOR Loans shall be the percentage set forth in Table II under the column Applicable Percentage for LIBOR Loans, (iv) the portion of the Bridge Loan that are Base Rate Loans shall be the percentage set forth in Table II under the column Applicable Percentage for Base Rate Loans, (v) the unused line fee shall be the percentage set forth in Table I under the column Applicable Percentage for Unused Line Fee; and (vi) the letter of credit fee shall be the percentage set forth in Table I under the column Applicable Percentage for Letter of Credit Fee:

                           Table I
    Revolver Loans; Unused Line Fee; Letter of Credit Fee

                        Applicable                 Applicable
ApplicableApplicable
                     Percentage for           Percentage  for
Percentage for  Percentage for
           Level            LIBOR Loan             Base  Rate
Loan     Unused Line Fee   Letter of Credit Fee
        Level I          .75%           0%           .25%             .75%
        Level II         1.00%          0%           .375%       1.0%
             Level      III            1.25%               0%
 .375%    1.0%
        Level IV         1.50%          .25%      .375%          1.0%
        Level V          1.75%          .25%      .375%          1.25%

                               Table II
                             Bridge Loan

                                                  Applicable
Applicable
                           Percentage for       Percentage for
              Level             LIBOR Loan                Base
Rate Loan
              Level I             .25%           0%
              Level II                 .50%           0%
              Level III           0.75%               0%
              Level IV            1.0%           .25%

              Level V             1.25%               .25%

           The Applicable Percentage shall, in each case, be determined after receipt by Lender of the financial statements as of the end of each fiscal quarter and for that portion of the fiscal year of the Loan Parties then ended which are required to be delivered to Lender in accordance with the provisions of Section 9.1.3(ii) of the Agreement, commencing with the fiscal quarter ending March 31, 1999, and shall be adjusted effective on the first day of the month following the receipt by Lender of such financial statements (each, an "Adjustment Date"). Such Applicable Percentage shall be effective from such Adjustment Date until the next such Adjustment Date. The initial Applicable Percentages shall be based on Level IV until the first Adjustment Date occurring after March 31, 1999.

           Authority - the Metropolitan Washington  Airports
Authority.

           Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

            Availability Reserve - On any date of determination thereof, an amount equal to the sum of
     (i) any amounts of past due rent or other charges (other than project rental as specified in the Lease) owing at such time by Borrower to the Authority under the Lease; (ii) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower; (iii) the estimated cost of services ordered by Borrower from United under the United Express Emergency Response Agreement; (iv) the amount of all Letter of Credit Obligations outstanding at such date except for those with respect to the Bond Letter of Credit and the Bond Letter of Credit Guaranty; and (v) such reserves established by Lender in such amounts, and with respect to such matters, events, conditions or contingencies as to which Lender, in its credit judgment based upon its usual and customary credit and collateral considerations, determines reserves should be established from time to time, including, without limitation, with respect to
     (1) improper billings, other billing and settlement errors which occur from time to time under the ACH Procedures Manual, (2) any diminution in the value of any of the Rotable Spare Parts, to the extent not otherwise taken into account in the calculation of the Rotable Spare Parts Borrowing Base, and (3) other sums chargeable against Borrower's Loan Account as Revolver Loans under any section of the Agreement.

          Average Monthly Revolver Loan and Letter of Credit Balance - the amount obtained by adding the aggregate unpaid balance of all Revolver Loans and Letter of Credit Obligations outstanding at the end of each day during the month in question and by dividing that sum by the number of days in such month.

          Average Monthly Revolver Loan Balance - the amount obtained by adding the aggregate unpaid balance of all Revolver Loans and all Letter of Credit Obligations except for the Letter of Credit Obligations arising under the Bond Letter of Credit Guaranty, in each case which are outstanding at the end of each day during the month in question and by dividing that sum by the number of days in such month.

          Bank - Fleet National Bank, and its successors and assigns.

           Base Rate - the rate of interest announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

           Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

          Board of Governors - the Board of Governors of the Federal Reserve System of the United States.

           Bond Documents - collectively, the Bond Loan Agreement, the Bonds, the Indenture, the Reimbursement Agreement, and all guaranties, agreements, opinions, certificates or assurances executed in connection therewith.

           Bond Letter of Credit - Bank's irrevocable, transferable direct-pay letter of credit in substantially the form of Exhibit A to the Reimbursement Agreement in the original undrawn amount of $9,579,932.

           Bond Letter of Credit Guaranty - the guaranty by Lender of the reimbursement and other obligations owing by Borrower to Bank in respect of the Bond Letter of Credit as set forth in the Reimbursement Agreement

           Bond Loan Agreement - that certain Financing Agreement dated June 1, 1997 between the Issuer and the Borrower, pursuant to which the proceeds of the sale of the Bonds will be used by the Borrower for the purpose of financing the cost of construction of a maintenance facility and associated access roadway, vehicle parking and maneuvering areas and aircraft paving aprons on land controlled by the Authority.

           Bond  Trustee   -  FMB  Trust  Company,  National
     Association.

           Bonds - Issuer's Variable Rate Demand/Fixed  Rate
     Revenue Bonds (Atlantic Coast Airlines Project)  Series
     1997 in the aggregate principal amount of $9,425,000.

           Borrowing  -  a borrowing of one or  more  Loans,
     including Bridge Loan Advances, made on the same day by
     Lender.
 .
           Borrowing Base - as at any date of determination thereof, an amount equal to the sum of:

                         (i)  the Accounts Borrowing Base at
          such date;

                              PLUS

                         (ii)      subject to the provisions
          of Section 6.6 of the Agreement, the Rotable Spare
          Parts Borrowing Base at such date;

                             MINUS

                                (iii)      the  Availability
               Reserve.

           Borrowing Base Certificate - A certificate of an officer of Borrower certifying to Lender the amount and value of all of Borrower's Eligible Accounts and Eligible Rotable Spare Parts, and other information about the Collateral reasonably requested by Lender, as of a specific date, such certificate to be in form and detail reasonably satisfactory to Lender.

           Bridge Loan - the Loan to Borrower by Lender as provided in Section 1.2 of the Agreement.

           Bridge Loan Advance - the principal amount of loans, advances and disbursements made by Lender to Borrower pursuant to Section 1.2 of the Agreement with respect to the Bridge Loan.

           Bridge Note - the Bridge Note to be executed by Borrower in favor of Lender on or about the Closing
     Date in the form of Exhibit A hereto.

           Bridge Loan Maturity Date - the date that is the earlier to occur of (a) September 30, 2000 or (b) the date on which the Obligations have been declared or have automatically become due and payable pursuant to
     Section 11.2 of the Agreement.

           Bridge Loan Obligations - that portion of the Obligations consisting of the principal of, and interest on, the Bridge Loan, and all expenses, fees, attorneys' fees and any other amounts chargeable to, or to be paid by, Borrower or any Guarantor under any of the Loan Documents, in connection with the enforcement by Lender of its rights to collect the Bridge Loan from Borrower or any Guarantor in accordance with the terms of the Loan Documents or to collect the Escrow Funds from the Escrow Agent or otherwise realize upon the Escrow Funds.

           Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or is a day on which banking institutions located in such states are closed, provided, however, that when used with reference to a LIBOR Rate Loan (including the making, continuing, prepaying or repaying of any LIBOR Rate Loan for an Interest Period), the term "Business Day" shall also exclude any day on which banks are not opened for dealings in dollar deposits on the London interbank market.

           Cash Collateral - cash deposited with Lender in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

           Cash Collateral Account - an interest-bearing account established by Lender on its books and to which Lender shall credit all Cash Collateral deposited with Lender in accordance with the Agreement.

            Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

           Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Cash   Equivalents   -  (i)  marketable   direct
     obligations issued or unconditionally guaranteed by the United States Government and backed by the full faith and credit of the United States Government having maturities of not more than twelve (12) months from the date of acquisition; (ii) certificates of deposit and time deposits (including eurodollar time deposits) having maturities of not more than twelve (12) months from the date of acquisition, and banker's acceptances having maturities of not more than twelve (12) months from the date of acquisition and overnight bank deposits, which in each case (unless issued by Lender) are not subject to offset rights in favor of such bank arising from any banking relationship with such bank;
     (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (i) and (ii); (iv) commercial paper having a maturity within nine (9) months after the date of acquisition thereof; (v) money market mutual funds; (vi) municipal auction rate preferred instruments; (vii) corporate auction rate preferred instruments; (viii) municipal auction rate bonds; and (ix) variable rate demand notes.

          Chattel Paper - shall have the meaning ascribed to "chattel paper" under the Code.

           Claim - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Law) or otherwise.

           Clearing Bank - The Chase Manhattan Bank, and any successor clearing bank under the ACH Procedure Manual.

           Clearing Bank Account - the account maintained by Borrower at the Clearing Bank in which, pursuant to the ACH Procedure Manual, all funds due and payable to Borrower are credited.

           Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loan is made under the Agreement.

           Code - the Uniform Commercial Code as adopted and in force in the State of North Carolina, as from time to time in effect.

           Collateral - all of the Property and interests in Property of Borrower described in Section 6 of the Agreement, and all other Property and interests in Property of Borrower or any other Person that now or hereafter secure the payment and performance of any of the Obligations.

           Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Consolidated Adjusted Net Earnings From Operations
     - with respect to any Person for any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of such Person as reflected on the financial statements of such Person supplied to Lender pursuant to Section 9.1.3 of the Agreement, but excluding:

                         (i)   any gain or loss arising from
          the sale of capital assets;

                          (ii)    any gain arising from  any
          write-up of assets;

                          (iii)   earnings of any Subsidiary
          of such Person accrued prior to the date it became a Subsidiary of such Person;

                         (iv)   earnings of any corporation,
          substantially all the assets of which have been acquired in any manner by such Person, realized by such corporation prior to the date of such acquisition;

                           (v)    any  portion  of  the  net
          earnings of any Subsidiary of such Person which for any reason is unavailable for payment of dividends to such Person;

                          (vii)   the earnings of any Person
          to which any assets of such Person shall have been sold, transferred or disposed of, or into which such Person shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                          (viii)    any gain or loss arising
          from the acquisition of any Securities of such Person; and

                     (ix)    any  gain or loss arising  from
     extraordinary or non-recurring items.

          Consolidated Cash Flow -with respect to any Person for any fiscal period, the sum of (i) Consolidated
     Adjusted Net Earnings From Operations of such Person for such fiscal period, plus (ii) depreciation and amortization expense of such Person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Earnings From Operations of such Person for such fiscal period, minus
     (iii)  Capital  Expenditures not financed  by  Purchase
     Money Indebtedness which are incurred by such Person during such fiscal period, minus (iv) Distributions paid by such Person during such fiscal period.

           Consolidated Current Assets - with respect to any Person at any date, the amount at which all of the Consolidated current assets of such Person would be properly classified as Consolidated current assets shown on a Consolidated balance sheet of such Person at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          Consolidated Current Liabilities - with respect to any Person at any date, the amount at which all of the Consolidated current liabilities of such Person would be properly classified as Consolidated current liabilities on a Consolidated balance sheet of such Person at such date in accordance with GAAP.

           Consolidated EBITDA - with respect to any Person for any fiscal period, the sum of (i) Consolidated
     Adjusted Net Earnings From Operations of such Person for such fiscal period, plus (ii) interest, taxes, depreciation and amortization expenses of such Person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period.

           Consolidated EBITDA - with respect to any Person for any fiscal period, the sum of (i) Consolidated EBITDA of such Person for such fiscal period, plus (ii) rental expenses of such Person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period.

           Consolidated Fixed Charges - with respect to any Person for any period, the sum of (i) interest expense of such Person for such period in respect of all of its Indebtedness for Money Borrowed, plus (ii) regularly scheduled payments of principal on Indebtedness for Money Borrowed required to be paid by such Person during such period, plus (iii) rentals for aircraft, engines and propellers required to be paid by such Person during such period.

    Consolidated Fixed Charges Coverage Ratio - on the determination thereof with respect to any Person at the end of each Testing Period, the ratio of (i) Consolidated EBITDA of such Person for such Testing Period to (ii) Consolidated Fixed Charges required to be paid by such Person during such Testing Period.

           Consolidated Leverage Ratio - with respect to any Person at any date, means the ratio of (i) Indebtedness of such Person and its Subsidiaries at such date to
     (ii)  Consolidated  Net Worth of such  Person  and  its
     Subsidiaries at such date.

           Consolidated Net Worth - with respect to any Person at any date, the total stockholders' equity of such Person and its Subsidiaries shown on its Consolidated balance sheet at such date in accordance with GAAP.

            Consolidated   Senior  Indebtedness/Consolidated
     EBITDA Ratio - on the determination thereof with respect to any Person at the end of each Testing Period, the ratio of (i) the aggregate principal balance of all Senior Indebtedness for Money Borrowed of such Person outstanding at the end of such Testing Period to (ii) Consolidated EBITDA of such Person for the Testing Period then ended.

           Convertible Subordinated Notes - the 7% Event Convertible Subordinated Notes issued by Parent pursuant to an Indenture dated July 2, 1997 between Parent and First Union National Bank of Virginia which have a scheduled maturity date of July 1, 2004, as outstanding on the Closing Date.

          Daily LIBOR Loan - a Loan, or any portion thereof, during any period in which it bears interest at a rate based upon the Daily LIBOR Rate.

           Daily LIBOR Rate - for each day that such rate is in effect under the Agreement, an interest rate per annum equal to the quotient of (a) the Fleet Bank Posted LIBOR Rate in effect for such day divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

           Deed of Trust - the Credit Line Leasehold Deed of Trust and Security Agreement executed by Borrower on or about June 1, 1997 in favor of the trustees named therein for the benefit of Lender, as it may be amended, modified, supplemented or restated from time to time, by which Borrower has granted and conveyed to the trustees for the benefit of Lender, as security for $9,579,932 of the Obligations, Liens upon Borrower's leasehold estate in the Realty leased by Borrower from the Authority pursuant to the Lease.

           Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

           Default Rate - a rate per annum equal to two percent (2%) in excess of the interest rates otherwise applicable to the Loans.

          Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities (or any warrant or option for the purchase of any such Securities) unless made contemporaneously from the net proceeds of the sale of Securities.

           Document - shall have the meaning ascribed to the term "document" under the Code.

           Dollars - and the sign $ shall refer to currency of the United States of America.

           Eligible Account - an inter-airline Account of Borrower arising and created in the ordinary course of Borrower's business from the rendition of air transportation and related services which Lender, in its sole credit judgment, based upon its usual and customary credit and collateral considerations, deems to be an Eligible Account. To be an Eligible Account, such Account must be subject to Lender's perfected Lien and no other Lien other than a Permitted Lien, must be cleared and collected through the Clearing Bank pursuant to the ACH Procedure Manual, and must be billed monthly by a recap sheet submitted to ACH, no later than the nineteenth (19th) day of each month, for all air transportation and related services rendered and revenues earned during the preceding month. Without limiting the generality of the foregoing, no Account of Borrower shall be an Eligible Account if:

                            (i)    it  arises  out  of   air
          transportation and related services rendered by Borrower to a Subsidiary, or an Affiliate of Borrower, or to a Person controlled by an Affiliate of Borrower; or

                          (ii)   payment of such Account  is
          not received from the ACH within fifteen (15) days after the ACH Settlement Date for such Account; or

                              (iii)        any     covenant,
          representation  or  warranty  contained   in   the
          Agreement with respect to such Account has been breached; or

                           (iv)    in  the case of  Accounts
          owing by United, are subject to any right of offset other than United's right of setoff for amounts owing under the United Express Agreements, and, in the case of all other Accounts, the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor; or

                            (v)    the  Account  Debtor  has
          commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                          (vi)   the Account is evidenced by
          Chattel Paper or an Instrument of any kind, or has been reduced to judgment; or

                   (vii)  the Account is contingent  in  any
respect or for any reason; or

                          (viii)   the Account Debtor is the
          United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 203 et seq., as amended); or

                          (ix)   the Account is subject to a
          Lien other than a Permitted Lien; or

                          (x)    the air transportation  and
          related services giving rise to such Account have not been performed by Borrower or the Account otherwise does not represent a final sale; or

                           (xi)    Borrower  has  made   any
          agreement   with  the  Account  Debtor   for   any
          deduction therefrom, except, in the case of Accounts owing by United, United's right of setoff for amounts owing under the United Express Agreements; or

                            (xii)    Borrower  has  made  an
          agreement with the Account Debtor to extend the time of payment thereof; or

                          (xiii)    Borrower has  failed  to
          comply with the provisions of Section 7.2.1 with respect to such Account and the Account Debtor obligated thereon; or

                          (xiv)    It is not based  upon  or
          evidenced by passenger tickets, exchange orders or other passenger billing documents which have been separated and put into batches in accordance with the requirements of the ACH Procedure Manual.

           Eligible Rotable Spare Parts - such Rotable Spare Parts of Borrower which Lender, in its sole credit judgment, based upon its usual and customary credit and collateral considerations, deems to be Eligible Rotable Spare Parts. Without limiting the generality of the foregoing, no Rotable Spare Parts shall be Eligible Rotable Spare Parts unless:

                              (i)     it   is  in  airworthy
          condition in accordance with all Applicable  Laws,
          including    all   applicable   FAA   rules    and
          regulations, and is not obsolete;

                            (ii)   it  meets  all  standards
          imposed by any applicable governmental agency or authority;

                            (iii)     it  conforms  in   all
          respects to the warranties and representations set forth in the Agreement;

                            (iv)    Lender shall  have  (and
          shall have received reasonably satisfactory evidence of) a first priority perfected Lien in such Rotable Spare Parts and such Rotable Spare Parts shall not be subject to any other Lien except a Permitted Lien that is not a Purchase Money Lien;

                             (v)    it  is  situated  at   a
          location in compliance with the Agreement;  and

                           (vi)   it  is  owned outright  by
          Borrower and not held by Borrower on consignment or other sale or return basis.

           Environmental Laws - all federal, state and local
     laws,   rules,   regulations,   ordinances,   programs,
     permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

           ERISA  -  the Employee Retirement Income Security
     Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Escrow Agent - FMB Trust, N.A., a national banking association.

           Escrow Funds - cash in the amount of $15,000,000 deposited by the Authority with the Escrow Agent pursuant to the terms of the Escrow Agreement as security for the Bridge Loan Obligations.

           Escrow Agreement - the Escrow Agreement dated on or about the Closing Date among Borrower, the Authority and the Escrow Agent, in form and substance satisfactory to Lender, by which the Authority deposits with the Escrow Agent the Escrow Funds to be held by the Escrow Agent as security for the Bridge Loan Obligations and disbursed in the manner set forth therein.

           Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D issued by the Board of Governors.

           Event of Default - as defined in Section 11.1 of the Agreement.

           FAA - the Federal Aviation Administration, an agency of the United States of America.

           Existing  Loan Agreement - the Loan and  Security
     Agreement, dated October 12, 1995, between Lender and the Loan Parties, as in effect on the Closing Date.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

           General Intangibles - with respect to any Person, all general intangibles of such Person, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts). General Intangibles shall not include any landing slots of Borrower at any airport.

           Guarantor - Parent and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

            Guaranty Agreement - the Guaranty Agreement executed by each Guarantor in form and substance satisfactory to Lender.

          Hazardous Material - any pollutants, contaminants, chemicals, toxic or hazardous substance or material defined as such in (or for purposes of) the
     Environmental Laws, including without limitation, any waste constituents coming within the definition or list of hazardous substances in 40 C.F.R. 261.1 through 261.33.

           Hedging Obligations - with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          IATA - International Air Transport Association.

           Improvements - the construction of a maintenance facility and associated access roadway, vehicle parking and maneuvering areas and aircraft paving aprons on the Realty.

           Indebtedness - as applied to a Person means, without duplication:

                          (i)  all items which in accordance
          with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                           (ii)  all  obligations  of  other
          Persons which such Person has guaranteed,

                          (iii)      in the case of Borrower
          (without duplication), the Obligations.

          Indenture - that certain Indenture of Trust, dated
     June 1, 1997, between the Issuer and the Bond Trustee pursuant to which Issuer has issued the Bonds.

           Instrument - shall have the meaning ascribed to the term "instrument" under the Code.

           Interest Period - as defined in Section 2.1.4 of the Agreement.

           Internal Revenue Code - the Internal Revenue Code of 1986, as amended from time to time.

           Issuer - the Industrial Development Authority  of
     Loudoun County, Virginia.

          Lease - that certain Ground Lease Agreement, dated
     June 23, 1997 between the Authority and the Borrower.

           Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower pursuant to the Agreement.

           Letter of Credit Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding.

          Letter of Credit Guaranty - any guaranty issued by Lender pursuant to which Lender shall guarantee the payment or performance by Borrower of its reimbursement obligations under a Letter of Credit.

          Letter of Credit Obligations - that portion of the
     Obligations   constituting  Borrower's  obligation   to
     reimburse Lender for all amounts paid by Lender under or with respect to a Letter of Credit Guaranty.

          Level - as at the determination thereof at the end of each Testing Period, the level set forth below corresponding to the Consolidated Fixed Charges Coverage Ratio as of the end of such Testing Period:


                         Level                    Ratio
                             Level I                    >2.5
                              Level  II                 >2.2
but 2.5
                              Level III                 >2.0
but 2.2
                              Level IV                  >1.7
but 2.0
                             Level V                   1.7

          LIBOR Lending Office - with respect to Lender, the office designated as the LIBOR Lending Office for Lender on the signature pages of the Agreement (or on any Assignment and Acceptance, in the case of an assignee) and such other office of Lender or any of its Affiliates that is hereafter designated by notice to Lender.

           LIBOR Rate - with respect to an Interest Period, the rate per annum determined by Lender at which deposits of Dollars of amounts equal to or comparable to the amount of the LIBOR Rate Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 o'clock a.m., London time, two (2) Business Days prior to the first day of such Interest Period. Each determination by Lender of any LIBOR Rate shall, in the absence of manifest error, be conclusive.

           LIBOR Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

           Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           Loan  -  the  Bridge  Loan and  the  Bridge  Loan
     Advances made thereunder, a Revolver Loan or all or any of them as the context may require.

          Loan Account - the loan account established on the books of Lender pursuant to Section 4.10 of the Agreement.

            Loan   Documents  -  the  Agreement,  the  Other
     Agreements and the Security Documents.

           Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

           Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has or may be reasonably expected to have any material adverse effect upon the Collateral, the Liens of Lender with respect to the Collateral or the priority of such Liens; or (iv) materially impairs the ability of the Loan Parties and their respective Subsidiaries or any Guarantor to perform their respective obligations under the Agreement, any Guaranty Agreement or any of the other Loan Documents or of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

           Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Law that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Law now allows. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

            Money Borrowed - with respect to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending by any other Person of money to such Person, (a) which is represented by notes payable or drafts accepted that evidence extensions of credit, (b) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (c) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

           Moody's - Moody's Investors Service, Inc., or any successor thereto.

           Multiemployer Plan - has the meaning set forth in
Section 4001(a)(3) of ERISA.

           Notice  of  Borrowing  - as  defined  in  Section
     3.1.1(i) of the Agreement.

           Notice of Conversion/Continuation - as defined in
     Section 2.1.4(ii) of the Agreement.

           Obligations - collectively, (i) the Loans and all other sums loaned or advanced by Lender to or on behalf of Borrower pursuant to the Agreement or the other Loan Documents, (ii) all liabilities, indebtedness and obligations now or any time hereafter owing by Borrower or any Guarantor to Lender under the Agreement or any of the other Loan Documents, (iii) Hedging Obligations in respect of the Loans owing to Lender or an Affiliate thereof (unless the Lender or such Affiliate otherwise agrees in writing), (iv) the Bridge Loan Obligations, and (iv) all other liabilities, indebtedness and obligations of any and every kind now or hereafter owing or to become due from Borrower or any Guarantor in respect of the Loans. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to, or to be paid by, Borrower or any Guarantor under any of the Loan Documents.

          Original Closing Date - October 12, 1995.

           Original Term - as defined in Section 5.1 of the Agreement.

            Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by a Loan Party, any Subsidiary of a Loan Party, or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

           Overadvance - a Revolver Loan made by Lender when an Overadvance Condition exists or would result from the making of such Revolver Loan.

           Overadvance Condition - at any date, a condition such that the principal amount of the Revolver Loans outstanding to Borrower on such date exceeds the lesser of the Borrowing Base or the Revolver Facility Amount on such date.

           Participating Lender - any Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

           Payment Account - an account maintained by Lender to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

           Payment Item - all checks, drafts or other items of payment payable to Borrower, including proceeds of any of the Collateral.

           Permitted Liens - any Lien of a kind specified in
     Section 9.2.4 of the Agreement.

           Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

           Plan - an employee benefit plan now or hereafter maintained for employees of a Loan Party that is covered by Title IV of ERISA.

            Projections - the Loan Parties' forecasted Consolidated (i) balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis with the Loan Parties' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

             Properly   Contested  -in  the  case   of   any
     Indebtedness of any Loan Party or any of its Subsidiaries (including, but not limited to, any Taxes) that is not paid as and when due or payable by reason of such Loan Party's or any Subsidiary's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) such Loan Party has estab lished appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect;
     (iv) no Lien is imposed upon such Loan Party's or any Subsidiary's Property with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to Taxes that have priority as a matter of any state's Applicable Laws); and (v) if such contest is abandoned, settled or determined adversely to such Loan Party or any of its Subsidiaries, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           Purchase Money Indebtedness - means and  includes
     (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any Property, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Property for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof.

           Purchase Money Lien - a Lien upon Rotable Spare Parts which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Rotable Spare Parts the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and shall not extend to any other Property of Borrower.

           Realty - the tract or parcels of real property leased by Borrower from the Authority pursuant to the Lease, together with the Improvements and the fixtures attached thereto.

           Regulation  D  -  Regulation D of  the  Board  of
     Governors.

           Reimbursement Agreement - that certain Letter of Credit and Reimbursement Agreement, dated June 1, 1997, among the Bank, Lender and Borrower, pursuant to which Bank issued the Bond Letter of Credit, as amended, modified, supplemented or restated from time to time.

            Related United Express Agreements - those agreements between United and Borrower described on Schedule A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

            Remarketing Agent - shall have the meaning ascribed to such term in the Indenture.

           Renewal Term - as defined in Section 5.1 of the Agreement.

           Reportable Event - any of the events set forth in
     Section 4043(b) of ERISA.

           Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance, deposit, capital contribution or otherwise, or in any Property except the following:

                          (i)    investments in one or  more
          Subsidiaries  of  a  Loan  Party  to  the   extent
          existing on the Closing Date;

                          (ii)   Property to be used in  the
          ordinary course of business;

                         (iii)   Consolidated Current Assets
          arising from the sale of goods and services in the ordinary course of business of a Loan Party and its Subsidiaries;

                          (iv)    cash and Cash Equivalents;
          and

                          (v)    investments in certificates
          of deposit (a) which issues a letter of credit for the account of a Loan Party, (b) securing the reimbursement obligations of a Loan Party with respect to such letter of credit, and (c) maturing on a date corresponding to the expiration date of such letter of credit.

           Revolver Facility Amount - at any date of the determination thereof, the sum of (i) Thirty Five
     Million Dollars ($35,000,000), less (ii) the Letter  of
     Credit Amount at such date.

           Revolver Loan - a Loan made by Lender to Borrower as provided in Section 1.1 of the Agreement.

           Rotable Spare Parts - those Spare Parts which can be economically restored to a serviceable condition and, in the normal course of operations, can be repeatedly rehabilitated to a fully serviceable condition over a period approximating the life of the flight equipment to which it is related.

           Rotable Spare Parts Borrowing Base - at any date of determination thereof, the lesser of (a) $8,000,000 or (b) sixty percent (60%) of the aggregate value of Borrower's Eligible Rotable Spare Parts at such date, in each case calculated on the basis of lower of book value or market value, with book value calculated on the basis of original cost less accumulated depreciation in accordance with GAAP.

           Rotable Spare Parts Security Agreement - the Rotable Spare Parts Security Agreement to be executed by Borrower on or about the Closing Date, in form and substance satisfactory to Lender, by which Borrower shall grant Lender Liens in all of its Rotable Spare Parts, whether now owned or hereafter acquired, as security for the Obligations.

           Security  -  shall have the same  meaning  as  in
     Section 2(1) of the Securities Act of 1933, as amended.

           Security Documents - the Rotable Spare Parts Security Agreement, the Escrow Agreement, the Deed of Trust, each Guaranty Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

           Senior  Indebtedness for Money  Borrowed  -  with
     respect   to   any   Person,  all  of   such   Person's
     Indebtedness for Money Borrowed except for Subordinated
     Debt.

           Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is generally able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

           Spare Parts - (a) an accessory, appurtenance or part of (i) an aircraft (except an aircraft engine or propeller), (ii) aircraft engine (except a propeller), or (iii) propeller, or (b) an Appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller or Appliance. Spare Parts shall not include any aircraft engines, propellers or quick engine change kits now owned or hereafter acquired by Borrower.

           Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation
     D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

           Subordinated Debt - the Convertible  Subordinated
     Notes and any other Indebtedness of a Loan Party that is subordinated to the Obligations in a manner and upon terms satisfactory to Lender.

           Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

           Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by the net income or overall gross receipts of Lender.

            Testing  Period  -  each  period  of  four   (4)
     consecutive fiscal quarters.

           Type - the type of Loan, which shall either be a LIBOR Rate Loan or a Base Rate Loan.

            United   -United  Airlines,  Inc.,  a   Delaware
     corporation.

           United  Express  Agreements -the  United  Express
     Operating  Agreement  and the  Related  United  Express
     Agreements or any one or more of them as the context may require.

           United Express Emergency Response Agreement - the
     Emergency Response Services Agreement between United and Borrower dated June 23, 1995, which constitutes one of the United Express Related Agreements.

           United Express Operating Agreement - the United Express Agreement between United and Borrower, dated October 1, 1991, as the same is amended, modified, supplemented or restated from time to time, pursuant to which, among other things, Borrower has acquired a non-exclusive license to use trademarks, service marks, trade names, and logos and related intellectual property rights in the operations of Borrower's business.

           United Express Termination Date - the termination date of the United Express Operating Agreement as that date may be modified pursuant to the terms of the United Express Operating Agreement and as may be permitted by the terms of the Agreement.

           United Non-Offset Agreement - the non-offset agreement, dated October 12, 1995, executed by Lender and United pursuant to which United agreed to limit its right of setoff against Borrower to current amounts owing by Borrower to United under the United Express Agreements, as amended by amendment thereto dated on or about the Closing Date.

           Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

           Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

            Certain  Matters  of  Construction.   The  terms
"herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Whenever in the Agreement the word "including" is used, it is understood to mean "including, without limitation". Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. All references to any Person shall mean and include successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation".

           IN WITNESS WHEREOF, the parties have caused this Appendix to be duly executed by their duly authorized officers on February 8, 1999.


ATTEST:                       ATLANTIC COAST AIRLINES
                              ("Borrower")

__________________________
By:___________________________________
Richard  J.  Kennedy. Secretary Thomas J.  Moore,  Executive
Vice                                     President and
                              Chief Operating Officer


[CORPORATE SEAL]




ATTEST:                          ATLANTIC   COAST   AIRLINES
HOLDINGS,                                   INC.
                              ("Parent")


_________________________  By:______________________________
Richard J. Kennedy. Secretary Thomas   J.  Moore,  Executive
                              Vice President and
                              Chief Operating Officer
[CORPORATE SEAL]


                              FLEET CAPITAL CORPORATION
                              ("Lender")



By:_______________________________________

Title:___________________________________